UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.         )
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Chicago Bridge & Iron Company N.V.
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CHICAGO BRIDGE & IRON COMPANY N.V.
Prinses Beatrixlaan 35
2595 AK THE HAGUE, THE NETHERLANDS
NOTICE OF AND AGENDA FOR ANNUAL GENERAL MEETING
OF SHAREHOLDERS TO BE HELD APRIL 30, 2014
To the Shareholders of:
CHICAGO BRIDGE & IRON COMPANY N.V.
You are hereby notified that the Annual General Meeting of Shareholders (the “Annual Meeting”) of Chicago Bridge & Iron Company N.V. (“CB&I”, “CBI”, the “Company” or “we”) will be held at the InterContinental Amstel Amsterdam, Professor Tulpplein 1, 1018 GX Amsterdam, The Netherlands, at 2:00 p.m., local time, on Wednesday, April 30, 2014, for the following purposes:
1. To elect one member of the Supervisory Board to serve until the Annual Meeting of Shareholders in 2016. The Supervisory Board recommends the election of James H. Miller to fill this position;
2. To elect three members of the Supervisory Board to serve until the Annual Meeting of Shareholders in 2017. The Supervisory Board recommends the election of James R. Bolch, Larry D. McVay and Marsha C. Williams to fill these positions;
3. To elect one member of the Management Board to serve until the Annual Meeting of Shareholders in 2018. The Supervisory Board recommends the election of Chicago Bridge & Iron Company B.V. to fill this position;
4. To approve, by non-binding vote, the compensation of the Company’s named executive officers;
5. To authorize the preparation of our Dutch statutory annual accounts and the annual report of our Management Board in the English language, to discuss our annual report of the Management Board for the year ended December 31, 2013 and to adopt our Dutch statutory annual accounts for the year ended December 31, 2013;
6. To approve the final dividend for the year ended December 31, 2013 in an amount of $.20 per share, which has previously been paid out to shareholders in the form of interim dividends;
7. To discharge the sole member of our Management Board from liability in respect of the exercise of its duties during the year ended December 31, 2013;
8. To discharge the members of our Supervisory Board from liability in respect of the exercise of their duties during the year ended December 31, 2013;
9. To appoint Ernst & Young LLP as our independent registered public accounting firm, who will audit our accounts for the year ending December 31, 2014;
10. To approve the Chicago Bridge & Iron 2008 Long-Term Incentive Plan;
11. To approve the extension of the authority of our Management Board, acting with the approval of the Supervisory Board, to repurchase up to 10% of our issued share capital until October 30, 2015 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share not less than the nominal value of a share and not higher than 110% of the most recent available (as of the time of repurchase) price of a share on any securities exchange where our shares are traded;
12. To approve the extension of the authority of our Supervisory Board to issue shares and/or grant rights to acquire our shares (including options to subscribe for shares), never to exceed the number of authorized but unissued shares, and to limit or exclude the preemptive rights of shareholders with respect to the issuance of shares and/or the grant of the right to acquire shares, until April 30, 2019;
13. To approve the compensation of the members of the Supervisory Board; and
14. To discuss our dividend policy.
Our Dutch statutory annual accounts and the annual report of the Management Board, our Annual Report on Form 10-K, the charters of each of our Audit, Nominating, Organization and Compensation, Corporate Governance and Strategic Initiatives Committees, our Corporate Governance Guidelines and our Code of Ethics can be accessed through our website, www.cbi.com, and, along with directions to attend the Annual Meeting, may be obtained free of charge by request to our principal executive offices at Prinses Beatrixlaan 35, 2595 AK The Hague, The Netherlands, and at our administrative offices c/o CB&I, 2103 Research Forest Drive, The Woodlands, TX 77380-2624, Attn: Investor Relations. Copies of the documents listed above are also available for inspection by shareholders free of charge at our offices in The Hague listed above.
REGISTERED SHAREHOLDERS ARE REQUESTED TO VOTE PROMPTLY, AND IF VOTING BY MAIL, TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.
Richard E. Chandler, Jr.,
Secretary
March 21, 2014
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 30, 2014: The proxy statement and annual report to security holders are available on the Internet at www.proxyvote.com.

TABLE OF CONTENTS

Corporate Governance		2
Committees of the Supervisory Board		4
ITEM 1	Election of One Member of the Supervisory Board to Serve until 2016	8
ITEM 2	Election of Three Members of the Supervisory Board to Serve until 2017	9
	Common Stock Ownership by Certain Persons and Management	12
	Executive Compensation	15
	Determining the Form and Amount of Compensation Elements to Meet Our Compensation Objectives	20
	Executive Officer Compensation Tables	24
	Summary Compensation Table	25
	Grants of Plan-Based Awards	27
	Outstanding Equity Awards at Fiscal Year-End	28
	Option Exercises and Stock Vested	30
	Nonqualified Deferred Compensation	30
	Potential Payments Upon Termination or Change of Control	31
	Director Compensation	38
	Risk Analysis	39
ITEM 3	Election of Sole Member of the Management Board to serve until 2018	39
ITEM 4	Advisory (Non-binding) Vote on Executive Compensation	40
ITEM 5	Adoption of Annual Accounts for 2013	41
ITEM 6	Distribution From Profits	42
ITEM 7	Discharge of Sole Member of the Management Board	42
ITEM 8	Discharge of Members of the Supervisory Board	42
ITEM 9	Appointment of our Independent Registered Public Accounting Firm	42
ITEM 10	Approval of the Chicago Bridge & Iron 2008 Long-Term Incentive Plan	43
ITEM 11	Extension of Authority of Management Board to Repurchase up to 10% of our Issued Share Capital Until October 30, 2015	47
ITEM 12	Extension of Authority of Supervisory Board to Issue Shares, to Grant the Right to Acquire Shares and to Limit or Exclude Preemptive Rights Until April 30, 2019	48
ITEM 13	Approval of Compensation of the Members of the Supervisory Board	48
ITEM 14	Discussion of Dividend Policy	49
Shareholder Proposals		50

CB&I
PROXY STATEMENT
This proxy statement, which is first being mailed or made available to holders of registered shares on or about March 21, 2014, is furnished in connection with the solicitation of proxies on behalf of CB&I, who ask you to vote promptly, and if voting by mail, to complete, sign, date and mail the enclosed proxy for use at the Annual General Meeting of Shareholders to be held at the InterContinental Amstel Amsterdam, Professor Tulpplein 1, 1018 GX Amsterdam, The Netherlands, at 2:00 p.m., local time, on Wednesday, April 30, 2014 (the “Annual Meeting”), for the purposes set forth in the foregoing notice and agenda.
We are utilizing U.S. Securities and Exchange Commission (“SEC”) rules allowing companies to furnish our proxy materials over the Internet. Instead of a paper copy of this proxy statement and our 2013 Annual Report, most of our shareholders are receiving a notice regarding the availability of our proxy materials. The notice includes instructions on how to access the proxy materials over the Internet. The notice also contains instructions on how each shareholder can receive a paper copy of our proxy materials, including this proxy statement, our 2013 Annual Report and a form of proxy card.
Each share entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting. All shares represented by proxies duly executed and received by us within the time indicated on the enclosed proxy (the “Voter Deadline”) will be voted at the Annual Meeting in accordance with the terms of the proxies. If no choice is indicated on the proxy, the proxyholders will vote for the election of Messrs. Miller, Bolch and McVay and Ms. Williams to our Supervisory Board, for the election of Chicago Bridge & Iron Company B.V. to our Management Board as our sole managing director and for all other proposals described in this proxy statement. If any other business is properly brought before the Annual Meeting under our Articles of Association or Dutch law, the proxies will be voted in accordance with the best judgment of the proxyholders. In general, only those items appearing on the agenda can be voted on at the Annual Meeting.
A shareholder may revoke a proxy by submitting a document revoking it prior to the Voter Deadline, by submitting a duly executed proxy bearing a later date prior to the Voter Deadline or by attending the Annual Meeting and voting in person (with regard to which the requirements below apply).
Only holders of record of the 107,938,857 registered shares of our share capital, par value EUR 0.01 (the “common shares” or “shares”), outstanding at the close of business on March 6, 2014, are entitled to notice of and to vote at the Annual Meeting. Shareholders must give notice in writing to the Management Board of their intention to attend the Annual Meeting prior to April 28, 2014. Admittance of shareholders and acceptance of written voting proxies shall be governed by Dutch law.
Although there is no quorum requirement under Dutch law, abstentions, directions to withhold authority to vote for a nominee to be a member of the Supervisory Board and “broker non-votes” will be considered present at the meeting but will not be counted to determine the total number of votes cast. Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. If you do not give instructions to your bank, brokerage firm or other agent, the bank, brokerage firm or other agent will nevertheless be entitled to vote your shares of common stock in its discretion on “routine matters” and may give or authorize the giving of a proxy to vote the shares of common stock in its discretion on such matters. The ratification of independent public accountants is generally a routine matter whereas the election of directors is not considered a routine matter. For these reasons, please promptly vote in accordance with the instructions provided by your bank, brokerage firm or other agent.
We will bear the cost of soliciting proxies on the accompanying proxy card. Some of our directors, officers and regular employees may solicit proxies in person or by mail, telephone or fax, but will not receive any additional compensation for their services. We may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of our shares. We have also retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements. Such fee and disbursements are not expected to exceed $15,000 in the aggregate.
Shareholders and interested persons may communicate with the Supervisory Board or one or more directors by sending a letter addressed to the Supervisory Board or to any one or more directors in care of Richard E. Chandler, Jr., Secretary, CB&I, Prinses Beatrixlaan 35, 2595 AK The Hague, The Netherlands, in an envelope clearly marked “Shareholder Communication.” Mr. Chandler’s office will forward such correspondence unopened to Larry D. McVay, or to another independent director, unless the envelope specifies that it should be delivered to another director.

CORPORATE GOVERNANCE
Certain Transactions
Director Independence
The Supervisory Board believes that there should be a significant majority of independent directors on the Supervisory Board and generally no more than one director who is also an employee. An independent director means a member of the Supervisory Board who, in conformity with New York Stock Exchange listing standards and the criteria set forth in Exhibit A (“Exhibit A”) to our Corporate Governance Guidelines (which comply with and in some cases are stricter than the New York Stock Exchange listing standards) available through our website, www.cbi.com, is independent of management and free from any relationship with the Company or otherwise that, in the opinion of the Supervisory Board, would interfere with his or her exercise of independent judgment as a director. No director qualifies as independent unless the Supervisory Board affirmatively determines that the director has no material relationship with the Company (either directly or indirectly, such as an officer, director, partner or significant shareholder of an organization that has a material relationship with the Company), and discloses that determination and the basis for the determination in our annual proxy statement. As stated in Exhibit A, a director generally will be considered independent if he or she:

•	has not been employed by us within the past 5 years;

•	has not been affiliated with or employed by our present or former auditor within 5 years since the end of either the affiliation or the auditing relationship;

•
has not been part of an “interlocking directorate” in which one of our executive officers serves on the compensation committee of another company that concurrently employs or employed the director within the last 5 years;

•	has not had an immediate family member (other than a family member employed in a non-officer position) in one of the categories listed above within the past 5 years;

•	is not a paid advisor or consultant to us and receives no financial benefit from any entity as a result of advice or consulting services provided to us by such entity;

•
is not an officer, director, partner or significant shareholder of any of our significant customers or suppliers, or any other entity having a material commercial, industrial, banking, legal or accounting relationship with us; and

•	is not an officer or director of a tax-exempt entity receiving more than 5% of its annual contributions from us.
However, in making the determination as to independence, the Supervisory Board will broadly consider all relevant facts and circumstances in evaluating any relationships that exist between a director and the Company. Such determinations, in individual cases, may warrant exceptions to the above general guidelines. Based on these guidelines, the Supervisory Board has determined that the following members of the Supervisory Board do not have a relationship with us, and that each of Messrs. Bolch, Flury, Kissel, McVay, and Underwood and Mses. Fretz and Williams are independent under the standards described above. Mr. Asherman, our Chief Executive Officer, is not independent. The Supervisory Board has also determined that all members of the Supervisory Board, except Mr. Asherman, are “independent” as that term is defined by the Dutch Corporate Governance Code adopted by the Dutch Corporate Governance Committee on December 9, 2003 and subsequently amended and restated in October 2008 (the “Dutch Corporate Governance Code”).
Related Party Transactions
The Nominating Committee of the Supervisory Board is responsible for reviewing all transactions that might represent a conflict or potential conflict of interest on the part of shareholders who hold more than 10% of our shares, directors, officers and employees. The Nominating Committee will analyze such potential conflicts of interest in order to ensure compliance with the Company’s Code of Ethics and the Company’s Business and Legal Compliance Policy, and make recommendations to the Supervisory Board concerning the granting of waivers, if appropriate, under the Company’s Code of Ethics. Each director, officer and employee must make prompt and full disclosure of all conflicts of interest to the President and Chief Executive Officer, the Chief Financial Officer or the Chief Legal Officer of the Company or the Non-Executive Chairman (defined below) or the Chairman of the Audit Committee. A conflict of interest includes any shareholder who holds more than 10% of our shares, a director, officer or employee having a financial interest in any contract with us or in any organization doing business with us, or any such person receiving improper personal benefits or loans as a result of his or her position in the Company. On an annual basis, each member of the Supervisory Board and executive officer is obligated to complete a Director and Officer Questionnaire, which requires disclosure of any transactions with the Company in which the member of the Supervisory Board or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. These obligations are set forth in writing in our Code of Ethics and the Nominating Committee charter available through our website, www.cbi.com.

Nominations for Directors/Director Qualifications
The Nominating Committee of the Supervisory Board is also responsible for screening potential members of the Supervisory Board and recommending qualified candidates to the Supervisory Board for nomination. Although the Nominating Committee has not established any specific minimum qualifications to be met by a nominee to be a member of the Supervisory Board, it assesses a diverse number of specific factors such as independence, judgment, business experience, financial knowledge and expertise, technical skills and knowledge, knowledge of our core business, international background and experience and other particular skills to enable a Supervisory Board member to make a significant contribution to the Supervisory Board, the Company and our shareholders. Set forth in Appendix I to the Charter of the Nominating Committee (“Appendix I”), available through our website, www.cbi.com, are diverse and relevant criteria and characteristics and specific experience, qualifications, attributes and skills to be considered by the Nominating Committee in identifying nominees to be a member of the Supervisory Board, including:

•	holding a position as a chief executive officer or chief operating officer or running a significant division of a public company;

•	knowledge of our core business, including contracting, energy, building materials (steel) and chemicals;

•	knowledge of international business;

•	technological expertise;

•	financial adeptness, liability/equity management and human relations skills;

•	outside interests;

•	participation on other boards;

•	education;

•	ability to serve for at least five years;

•	compatibility with existing Supervisory Board, management and the Company corporate culture; and

•	independence, as defined in the standards set forth in our Corporate Governance Guidelines.
The Nominating Committee and the Supervisory Board prefer nominees who will contribute to a board that is diverse in terms of business training, experience across a range of industries, leadership, background and education. The Nominating Committee and the Supervisory Board consider how a specific nominee contributes to the diversity of the Supervisory Board by identifying a nominee’s experience and background and determining how such experience and background will complement the overall makeup of the Supervisory Board. The Nominating Committee identifies nominees through the use of third-party entities whose practice includes outside director searches and by conducting its own searches primarily based on personal knowledge and recommendations of other members of the Supervisory Board and our management. Nominees are evaluated by the Nominating Committee as a whole with reference to Appendix I. The Nominating Committee does not solicit director nominees but will consider and evaluate shareholder recommendations that meet the criteria set forth in Appendix I in the same manner as it evaluates other potential nominees. Recommendations should be submitted in writing and addressed to the Chairman of the Nominating Committee, c/o Richard E. Chandler, Jr., Secretary, CB&I, Prinses Beatrixlaan 35, 2595 AK The Hague, The Netherlands.
Board Leadership Structure and Role in Risk Oversight
The Supervisory Board requires that the Chairman of the Supervisory Board be a non-executive. The Supervisory Board separates the roles of Chief Executive Officer and Chairman of the Supervisory Board in recognition of the differences between the two roles and the commitment required by each role. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the non-executive Chairman of the Supervisory Board (the “Non-Executive Chairman”), as an independent leader, to lead the Supervisory Board in its fundamental role of providing advice to and independent oversight of management. The Supervisory Board recognizes both the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, and the commitment required of the Non-Executive Chairman to properly fulfill his role. The Supervisory Board believes this structure is appropriate for the Company not only because of the size and composition of the Supervisory Board, the scope and complexity of the Company’s operations and the responsibilities of the Supervisory Board and management, but also as a demonstration of our commitment to good corporate governance.
While the Supervisory Board is ultimately responsible for risk oversight, four Supervisory Board committees assist the Supervisory Board in fulfilling its oversight responsibilities in certain areas of risk. The Supervisory Board exercises its risk oversight authority through various processes and procedures adopted by the Supervisory Board’s Audit Committee, Strategic Initiatives Committee, Organization and Compensation Committee and Corporate Governance Committee.
The Audit Committee assists the Supervisory Board in its involvement in the Company’s risk management process by providing oversight for the:

•	integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	Company’s independent registered public accounting firm’s qualifications and independence;

•	performance of the Company’s independent registered public accounting firm and our internal audit function; and

•	Company’s system of disclosure and internal controls regarding finance, accounting, legal compliance and ethics.
The Strategic Initiatives Committee, chaired by the Non-Executive Chairman, participates in and, in certain instances, oversees significant core activities of the Company. The Strategic Initiatives Committee deals directly with risk-related issues facing the Company when and as the Committee carries out its duties to:

•
review and approve on behalf of the Supervisory Board contracts, purchase orders, subcontracts and change orders in the ordinary course of business whose price exceeds the approval authority of the Chief Executive Officer;

•
review and make recommendations to the Supervisory Board with respect to matters brought to its attention by the Chief Executive Officer in the ordinary course of business that exceed his approval authority under the authority matrix adopted by the Supervisory Board; and

•	review and discuss matters brought to its attention by the Chief Executive Officer that the Strategic Initiatives Committee finds appropriate.

The Corporate Governance Committee participates in identifying and participating in the management of risk factors facing the Company through its responsibility to the Supervisory Board to:

•
provide perspective on economic, business and technology trends and events that could cause the Company to change the allocation of resources among its existing businesses or to enter new business, and to review the business planning process of the Company;

•	review various policies and practices of management in the areas of corporate governance;

•	establish and review corporate goals and objectives;

•	consider the overall relationship of Supervisory Board members and the Company’s management; and

•	develop, review and recommend to the Supervisory Board a set of corporate governance guidelines applicable to the Company.
The Organization and Compensation Committee undertakes risk oversight of the Company’s compensation programs through its responsibility to the Supervisory Board to:

•	establish and review the Company’s overall compensation philosophy, strategy and guidelines so that the design of the Company’s compensation programs does not encourage excessive risk taking;

•	establish and review annual incentive and long-term incentive compensation plans so that they do not create risks reasonably likely to have a material adverse effect on the Company; and

•	establish and review corporate goals and objectives supported by the Company’s compensation programs so that rewards are aligned with the interests of shareholders.
Based on information and reports received by the Supervisory Board from these committees and from regular or special Supervisory Board meetings, appropriate guidance and involvement can be directed to areas which may expose the Company to risks in operation, legal compliance, financial reporting and other aspects of the business of the Company. The Non-Executive Chairman works with the Chief Executive Officer during the strategic planning process to ensure that management strategies, plans and performance metrics are communicated to the Supervisory Board and that concerns of the Supervisory Board are addressed in the development of these plans and attends and participates in quarterly Management Reviews of the performance of the Company. Finally, the Non-Executive Chairman attends and participates in quarterly management meetings in which, as part of the review of the Company’s overall performance, various risk issues are identified and addressed.
COMMITTEES OF THE SUPERVISORY BOARD
The Supervisory Board has five standing committees to assist the Supervisory Board in the execution of its responsibilities. These committees are the Audit Committee, the Nominating Committee, the Corporate Governance Committee, the Strategic Initiatives Committee and the Organization and Compensation Committee. Each committee is composed of a minimum of three members of the Supervisory Board (except the Corporate Governance Committee, which consists of all non-management members of the Supervisory Board) who satisfy the independence requirements required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules adopted thereunder, the listing standards of the New York Stock Exchange in effect from time to time and the Dutch Corporate Governance Code. Each committee functions under a charter adopted by the Supervisory Board that can be accessed through our website, www.cbi.com, and is available in print to any shareholder who requests it.

Audit Committee
The current members of the Audit Committee are Mr. Underwood (Chairman) and Mr. McVay and Mses. Fretz and Williams. The Supervisory Board has determined that Ms. Williams, Ms. Fretz, Mr. McVay and Mr. Underwood are each independent as defined in the Exchange Act and under the New York Stock Exchange Listed Company Manual and Ms. Williams, Ms. Fretz and Mr. Underwood meet the definition of “audit committee financial expert,” as such term is defined under the rules of the SEC, and the definition of “financial expert” as defined by the Dutch Corporate Governance Code. The Supervisory Board has also determined that Mses. Fretz and Williams and Messrs. McVay and Underwood possess the necessary level of financial literacy required to enable them to serve effectively as Audit Committee members. We maintain an Internal Audit Department to provide the Audit Committee and management with ongoing assessments of our system of internal controls.
The Audit Committee met seven times during 2013. Its primary duties and responsibilities include assisting the Supervisory Board in overseeing:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence;

•	the performance of our independent registered public accounting firm and our internal audit function; and

•	our system of disclosure and internal controls regarding finance, accounting, legal compliance and ethics.
The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by our independent registered public accounting firm. Under these policies, the Audit Committee pre-approves the use of audit and audit-related services in connection with the approval of the independent registered public accounting firm’s audit plan. All services detailed in the audit plan are considered pre-approved. The Audit Committee monitors the audit services engagement as necessary, but no less often than quarterly. It approves any changes in terms, conditions and fees resulting in changes in audit scope, Company structure or other items. Other audit services and non-audit services are pre-approved at the Audit Committee’s quarterly meetings. For interim pre-approval of audit and non-audit services, requests and applications are submitted to the Chief Financial Officer, who has been so designated by the Audit Committee for this purpose. The Chief Financial Officer may approve services that are consistent with the permissible services specifically pre-approved by the Audit Committee. Where the services are not specified by the pre-approval policy and the Chief Financial Officer approves the request or application, it is submitted to the Audit Committee Chairman, or appropriate designated member of the Audit Committee, for pre-approval. All such audit and non-audit services and fees are monitored by the Audit Committee at its quarterly meeting.
Audit Fees
For the years ended December 31, 2013 and 2012, we incurred the following fees for services rendered by our independent registered public accounting firm, Ernst & Young LLP:

Fees	2013	2012
Audit Fees (1)	$6,151,000	$3,956,600
Audit-Related Fees	—	—
Tax Fees (2)	202,000	435,900
All Other Fees (3)	2,000	2,000
Total	$6,355,000	$4,394,500

(1)
Audit Fees consist of fees and out of pocket expenses for the audit of our annual financial statements; audit of our controls over financial reporting; reviews of our quarterly financial statements; statutory and regulatory audits and consents; financial accounting and reporting consultations; and other services related to SEC matters. The growth in our Audit Fees from 2012 to 2013 is primarily attributable to the increased scale and operations of the Company resulting from the acquisition of The Shaw Group Inc. ("Shaw") in February 2013.

(2)	Tax Fees consist of fees for tax consulting services, including transfer pricing documentation, tax advisory services and compliance matters.

(3)	All Other Fees consist of permitted non-audit services.

All of the fees set forth in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures described above.
The Audit Committee considered and concluded that the provision of other services was compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee has established a toll-free number, (866) 235-5687, whereby interested parties may report concerns or issues regarding our accounting or auditing practices to the Audit Committee.
Report of the Audit Committee of the Supervisory Board
The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2013.
The Supervisory Board has adopted a written charter for the Audit Committee.
We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2013.
We have discussed with the Company’s independent registered public accounting firm the matters required to be discussed under Auditing Standard No. 16, Communications with Audit Committees, as adopted by the U.S. Public Company Accounting Oversight Board (“PCAOB”).
We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with them their independence. The Audit Committee has also reviewed the non-audit services provided by the Company’s independent registered public accounting firm as described above and considered whether the provision of those services was compatible with maintaining the Company’s independent registered public accounting firm’s independence.
Based on the reviews and discussions referred to above, we recommended to the Supervisory Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.
Members of the Audit Committee
Michael L. Underwood (Chairman)
Deborah M. Fretz
Larry D. McVay
Marsha C. Williams
Organization and Compensation Committee
The current members of the Organization and Compensation Committee are Mr. Kissel (Chairman), Messrs. Bolch and Underwood and Ms. Williams. The Supervisory Board has determined that Messrs. Kissel, Bolch and Underwood and Ms. Williams are each independent as defined in the Exchange Act and under the New York Stock Exchange Listed Company Manual. The Organization and Compensation Committee met five times in 2013. Its primary duties and responsibilities include the following:

•	establishment of compensation philosophy, strategy and guidelines for our executive officers and senior management, including review of compensation programs for excessive risk;

•	administration of our long-term and short-term incentive plans;

•
evaluation and approval of corporate goals and objectives relevant to the Chief Executive Officer’s and named executive officers’ compensation, evaluation of the Chief Executive Officer’s and the named executive officers’ performance in light of those goals and objectives and setting the Chief Executive Officer’s and the named executive officers’ compensation level based on this evaluation;

•	preparation of the Organization and Compensation Committee report on executive compensation to be included in the proxy statement; and

•	review succession management programs and practices for our senior management (including our Chief Executive Officer and his executive officer direct reports).
Organization and Compensation Committee Interlocks and Insider Participation
No member of the Organization and Compensation Committee was, during fiscal year 2013, an officer or employee of the Company or any of our subsidiaries, was formerly an officer of the Company or any of our subsidiaries or had any relationships requiring disclosure by us under Item 404 of Regulation S-K promulgated under the Exchange Act.
During fiscal year 2013, none of our executive officers served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Organization and Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Organization and

Compensation Committee or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.
Compensation Consultants
In considering the executive compensation recommendations of management and determining the compensation of the Chief Executive Officer and those officers reporting directly to him for 2013, the Organization and Compensation Committee received advice and recommendations from Meridian Compensation Partners, LLC (“Meridian”). At the Committee’s request, Meridian evaluated the Company’s compensation practices and assisted in developing and implementing its executive compensation program and philosophy. Meridian regularly reviewed the Company’s total compensation pay levels and design practices and offered their comments on comparator companies, benchmarks and how the Company’s compensation programs are actually succeeding in meeting the Company’s business objectives. Meridian made recommendations to the Committee at its request, independently of management, on executive compensation generally and on the individual compensation of executive officers. Meridian representatives participated in selected Committee meetings, including executive sessions independent of management, to discuss executive compensation matters. Beginning October 2013, Pearl Meyer & Partners ("PM&P") assumed these duties. PM&P also consulted with the Company regarding its director compensation and confirmed the recommendations of Meridian for 2014.
The Organization and Compensation Committee has analyzed whether the work of Meridian or PM&P as compensation consultants has raised any conflicts of interest, taking into consideration, among other things, the following factors: (i) the provision of other services to the Company by Meridian or PM&P; (ii) the amount of fees from the Company paid to Meridian or PM&P as a percentage of Meridian’s or PM&P's, as applicable, total revenue; (iii) the policies and procedures of Meridian or PM&P that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors who serve the Organization and Compensation Committee with any member of the Organization and Compensation Committee; (v) any stock of the Company owned by such individual compensation advisors, and (vi) any business or personal relationship of Meridian or PM&P or the individual compensation advisors employed by either who serve the Organization and Compensation Committee with an executive officer of the Company. The Committee has determined, based on its analysis in light of the factors listed above, that the work of Meridian and PM&P and the individual compensation advisors employed by them as compensation consultants to the Company has not created any conflicts of interest.

Organization and Compensation Committee Report
The Organization and Compensation Committee of the Supervisory Board has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Organization and Compensation Committee recommended to the Supervisory Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
W. Craig Kissel (Chairman)
James R. Bolch
Michael L. Underwood
Marsha C. Williams
Nominating Committee
The current members of the Nominating Committee are Ms. Williams (Chairman) and Messrs. Bolch, Flury and Kissel. The Supervisory Board has determined that Ms. Williams and Messrs. Bolch, Flury and Kissel are each independent as defined in the Exchange Act and under the New York Stock Exchange Listed Company Manual. The Nominating Committee met four times during 2013. Its primary duties and responsibilities include the following:

•	identification, review, recommendation and assessment of nominees for election as members of the Supervisory Board and the Management Board;

•	recommendation to the Supervisory Board regarding size, composition, proportion of inside directors and creation of new positions of the Supervisory Board;

•	recommendation of the structure and composition of, and nominees for, the standing committees of the Supervisory Board;

•	recommendation of fees to be paid to non-employee members of the Supervisory Board; and

•
review of conflicts or potential conflicts of interest to ensure compliance with our Code of Ethics and our Business and Legal Compliance Policy and making recommendations to the Supervisory Board concerning the granting of waivers.

Compensation of the Members of the Supervisory Board
Under our Articles of Association, any decisions on compensation of members of our Supervisory Board are made by our general meeting of shareholders. If any changes need to be made to the compensation of members of our Supervisory Board, the Nominating Committee makes recommendations to the Supervisory Board on compensation for the members of the Supervisory Board. The Supervisory Board would then approve or modify those recommendations and propose them to the shareholders at a general meeting. In making a recommendation, the Nominating Committee receives advice and recommendations from PM&P, which serves as its director compensation consultants. PM&P evaluates our compensation practices and assists in developing our director compensation program. They review compensation for the members of the Supervisory Board annually; however, changes to director compensation might not be made every year. PM&P representatives are present at selected Nominating Committee meetings to discuss compensation of the members of the Supervisory Board.
Corporate Governance Committee
The current members of the Corporate Governance Committee are Messrs. McVay (Chairman), Bolch, Flury, Kissel, and Underwood and Mses. Fretz and Williams. The Corporate Governance Committee met four times during 2013. Its primary duties and responsibilities include the following:

•	evaluation of the performance of the Supervisory Board and management;

•	review of policies and practices of management in the areas of corporate governance and corporate responsibility;

•	recommendation to the Supervisory Board of policies and practices regarding the operation and performance of the Supervisory Board; and

•	development, review and recommendation to the Supervisory Board of a set of corporate governance guidelines.
The Corporate Governance Committee provides an opportunity for the non-management members of the Supervisory Board to meet in regularly scheduled executive sessions for open discussion without management. The Chairman of the Corporate Governance Committee, Larry McVay, presides at these meetings. We have established a toll-free number, (866) 235-5687, whereby interested parties, including shareholders, may contact non-management directors. Calls to this number for non-management directors will be relayed directly to the Chairman of the Audit Committee who will forward it to the appropriate member.
Strategic Initiatives Committee
The current members of the Strategic Initiatives Committee are Messrs. Flury (Chairman), Kissel and McVay. The Strategic Initiatives Committee met two times during 2013. Its primary duties and responsibilities include the following:

•	provide a detailed review of actions regarding the approval authority granted by the Supervisory Board to the Chief Executive Officer; and

•	review and recommend to the Supervisory Board other matters exceeding the authority granted by the Supervisory Board to the Chief Executive Officer.
Information Regarding Meetings
The Supervisory Board held four meetings in 2013. Each of the members of the Supervisory Board attended at least 75% of the meetings of the Supervisory Board and of each committee of which he or she was a member. We expect that each member of the Supervisory Board will attend the Annual Meeting. Last year, each of the members of the Supervisory Board attended the Annual Meeting.

ITEM 1	ELECTION OF ONE MEMBER OF THE SUPERVISORY BOARD TO SERVE UNTIL 2016
The business and general affairs of the Company and the conduct of the business of the Company by the Management Board are supervised by the Board of Supervisory Directors (the “Supervisory Board”), the members of which are appointed by the general meeting of shareholders. Under the law of The Netherlands, a member of the Supervisory Board cannot be a member of the Management Board of the Company. Our Articles of Association provide for at least six and no more than 12 members to serve on the Supervisory Board.
Members of the Supervisory Board are generally elected to serve three-year terms, with approximately one-third of such members’ terms expiring each year and two-thirds of such members’ terms expiring each two years. The terms of the members of the Supervisory Board expire at the general meeting of shareholders held in the third year following their election, but members of the Supervisory Board whose terms of office expire may be re-elected. The Supervisory Board has determined that the number of members of the Supervisory Board will be nine. However, in order to ensure compliance with the New York Stock Exchange rules related to the size of classes for classified boards, the Supervisory Board has determined that the new member of the Supervisory Board will initially be elected for a two-year term. The term of office of three members of the Supervisory Board will expire at the date of the Annual Meeting. The term of office of a member of the Supervisory Board expires automatically on the date of the annual general meeting of shareholders in the year following the year during which the director attains the age of 72.
As permitted under Dutch law and our Articles of Association, the Supervisory Board is authorized to make binding nominations of two candidates for each open position on the Supervisory Board, with the candidate receiving the greater number of votes being elected. The binding nature of the Supervisory Board’s nomination may be overridden by a vote of two-thirds of the votes cast at the meeting if such two-thirds vote constitutes more than one-half of the issued share capital of the Company. In that case, shareholders would be free to cast their votes for persons other than those nominated below.

The new member of the Supervisory Board to be elected will serve until the general meeting of shareholders in 2016. The Supervisory Board has proposed the election of Mr. James H. Miller and Mr. Westley S. Stockton for this open director position. Mr. Miller has been an advisor to the Supervisory Board since April 2013, and in such capacity has been paid $75,000, an amount equal to the annual retainer he would have earned if he had been a member of the Supervisory Board. The nomination of Mr. Miller was recommended to the Supervisory Board by an independent third-party search firm engaged by the Supervisory Board. The Supervisory Board has determined that such service did not establish a material relationship with us and that, if elected, he would be an independent member of the Supervisory Board.
Based on the guidelines set forth above, the Supervisory Board has determined that Mr. Miller does not have a material relationship with us and, if elected, would be considered an independent member of the Supervisory Board applying the criteria outlined on page 2 under the heading Director Independence. Mr. Stockton was recommended by the Chief Executive Officer, is presently our employee and, if elected, would not be considered an independent member of the Supervisory Board.
The Supervisory Board is recommending election of Mr. Miller to the Supervisory Board on the basis of the positions of management he has held including chairman and chief executive officer of a public company and his knowledge of the energy industry, ability to serve on the Supervisory Board for five years, experience of serving on other boards of directors, and independence.
The Following Nominations are Made for a Two-Year Term Expiring in 2016:
First Nominee
James H. Miller, 65, has served as a consultant to the Supervisory Board since April 2013. He served as Chairman of PPL Corporation from 2006 until his retirement in 2012. He also served as Chief Executive Officer of PPL from 2006 to 2011, President from 2005 to 2011 and Executive Vice President and Chief Operating Officer from 2004 to 2005. Before PPL Corporation, Mr. Miller was Executive Vice President of USEC Inc., and previously served as President of two ABB Group subsidiaries: ABB Environmental Systems and ABB Resource Recovery Systems. Mr. Miller began his career at the former Delmarva Power & Light Co. Mr. Miller currently serves as a director of Rayonier, Inc. and AES Corporation,  where he is a member of the audit committee. Mr. Miller is also a director of Lehigh Gas Partners. Specifically, he is qualified to be a Supervisory Board member because of the positions of management he has held including chairman and chief executive officer of a public company and his knowledge of the energy industry, ability to serve on the Supervisory Board for five years, experience of serving on other boards of directors, and independence.
Second Nominee
Westley S. Stockton, 42, has served as Vice President, Corporate Controller and Chief Accounting Officer since 2008. He previously served as Vice President, Financial Operations from 2006 to 2008. Mr. Stockton, a Certified Public Accountant, has worked for CB&I in various financial positions since 2002. Prior to joining CB&I, he worked for two large accounting firms in audit-related roles. Specifically, he is qualified to be a Supervisory Board member because of his financial and accounting expertise and knowledge of the Company’s core business.
THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MR. MILLER.

ITEM 2	ELECTION OF THREE MEMBERS OF THE SUPERVISORY BOARD TO SERVE UNTIL 2017

The business and general affairs of the Company and the conduct of the business of the Company by the Management Board are supervised by the Supervisory Board, the members of which are appointed by the general meeting of shareholders. Under the law of The Netherlands, a member of the Supervisory Board cannot be a member of the Management Board of the Company. Our Articles of Association provide for at least six and no more than 12 members to serve on the Supervisory Board.
Members of the Supervisory Board are generally elected to serve three-year terms, with approximately one-third of such members’ terms expiring each year and two-thirds of such members’ terms expiring each two years. The terms of the members of the Supervisory Board expire at the general meeting of shareholders held in the third year following their election, but members of the Supervisory Board whose terms of office expire may be re-elected. The Supervisory Board has determined that the number of members of the Supervisory Board will be nine. The term of three members of the Supervisory Board will expire at the date of the Annual Meeting. The term of office of a member of the Supervisory Board expires automatically on the date of the annual general meeting of shareholders in the year following the year during which the director attains the age of 72.
As permitted under Dutch law and our Articles of Association, the Supervisory Board is authorized to make binding nominations of two candidates for each open position on the Supervisory Board, with the candidate receiving the greater number of votes being elected. The binding nature of the Supervisory Board’s nomination may be overridden by a vote of two-thirds of the votes cast at the meeting if such two-thirds vote constitutes more than one-half of the issued share capital of the Company. In that case, shareholders would be free to cast their votes for persons other than those nominated below.

In conjunction with the normal expiration of the three-year terms of members of our Supervisory Board, three members of the Supervisory Board to be elected will serve until the general meeting of shareholders in 2017. The Supervisory Board has proposed the election of Mr. James R. Bolch and Luciano Reyes for the first of these open director positions, Mr. Larry D. McVay and Stephen H. Dimlich, Jr. for the second of these open director positions and Ms. Marsha C. Williams and Travis L. Stricker for the third of these open director positions.
Based on the guidelines set forth above, the Supervisory Board has determined that neither Mr. Bolch, Mr. McVay nor Ms. Williams has a material relationship with us and, if elected, each would be considered an independent member of the Supervisory Board applying the criteria outlined on page 2 under the heading Director Independence. Luciano Reyes, Stephen H. Dimlich, Jr. and Travis L. Stricker were recommended by the Chief Executive Officer, are presently our employees and, if elected, would not be considered independent members of the Supervisory Board.
The Supervisory Board is recommending the re-election of Messrs. Bolch and McVay and Ms. Williams to the Supervisory Board on the basis of their extensive professional and financial knowledge and experience, particularly their knowledge of and experience with the Company and its business gained by them in connection with the outstanding services they have provided to the Company to date as members of the Supervisory Board.
The Following Nominations are Made for a Three-Year Term Expiring in 2017:
First Position
First Nominee
James R. Bolch, 56, has been a member of the Supervisory Board since 2012 and is a member of the Corporate Governance Committee, the Organization and Compensation Committee and the Nominating Committee. Until July 25, 2013, he served as President and Chief Executive Officer and member of the Board of Directors of Exide Technologies (XIDE), which, on June 10, 2013, filed a voluntary petition for reorganization pursuant to U.S. federal restructuring laws. Before joining Exide in 2010, he was employed at Ingersoll Rand Company from 2005 to 2010 where he served as Senior Vice President and President of the Industrial Technologies sector.  From 2003 to 2005, he was Executive Vice President of Schindler Elevator Corporation for the Service Business in North America. Previously, Mr. Bolch spent 21 years with United Technologies Corporation where he held roles in Otis Elevator, Optical Systems and UTC Power Divisions. Specifically, he is qualified to be a member of the Supervisory Board because he held a position as chief executive officer and has run significant divisions of a public company and because of his knowledge of international business, technological expertise, education, experience of having served on the Supervisory Board, ability to serve for five years, his independence, and compatibility with existing Supervisory Board members, management and the Company's corporate culture.
Second Nominee
Luciano Reyes, 43, has served as Vice President and Treasurer since 2006, previously holding positions of increasing responsibility in CB&I’s Treasury Department since joining the Company in 1998. Prior to his service with CB&I, Mr. Reyes held financial positions with a large manufacturing corporation and with several financial institutions. Specifically, he is qualified to be a member of the Supervisory Board because of his financial adeptness and his knowledge of the Company’s core business.

Second Position
First Nominee
Larry D. McVay, 66, has been a member of the Supervisory Board since 2008 and is Chairman of the Corporate Governance Committee and a member of the Audit Committee and Strategic Initiatives Committee. Mr. McVay has served as Managing Director of Edgewater Energy LLC since 2007 and worked 39 years for Amoco, BP and TNK-BP. Mr. McVay served as the Chief Operating Officer of TNK-BP in Moscow from 2003 until his retirement from BP in 2006. From 2000 to 2003, he held the position of Technology Vice President, Operations, and Vice President of Health, Safety and Environment for BP, based in London. Previously, Mr. McVay served in numerous senior level management positions for Amoco. Mr. McVay is currently on the Board of Directors of Callon Petroleum Company and Praxair Inc. Specifically, he serves as a member of the Supervisory Board because of his services as a chief operating officer of a division of a public company, knowledge of the energy industry, knowledge of international business, technological expertise, financial adeptness, experience of having served on the Supervisory Board, ability to serve for five years, independence, and compatibility with existing Supervisory Board members, management and the Company's corporate culture.
Second Nominee

Stephen H. Dimlich, Jr., 50, has served as Senior Vice President, Corporate Human Resources since 2013. Prior to this role, he served as Vice President, Corporate Human Resources since 2009. Prior to joining CB&I in 2003, he was an attorney at three different law firms, primarily in the employment field. Specifically, he is qualified to be a member of the Supervisory Board because of his knowledge of the Company, education and human relations skills.
Third Position
First Nominee
Marsha C. Williams, 63, has served as a member of the Supervisory Board since 1997. She is Chairman of the Nominating Committee and a member of the Audit Committee, the Corporate Governance Committee and the Organization and Compensation Committee. Ms. Williams served as Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc. from 2007 through her retirement in 2010. From 2002 to 2007, she served as Executive Vice President and Chief Financial Officer of Equity Office Properties Trust. She served as Chief Administrative Officer of Crate & Barrel from 1998 to 2002, and as Treasurer of Amoco Corporation from 1993 to 1998. Ms. Williams is a director of Davis Funds and Fifth Third Bancorp and lead director of Modine Manufacturing Company, Inc. Specifically, she serves as a member of the Supervisory Board because of her knowledge of the energy industry, knowledge of international business, financial adeptness and human relations skills, experience of having served on the Supervisory Board, ability to serve for five years, independence, and compatibility with existing Supervisory Board members, management and the Company's corporate culture.
Second Nominee

Travis L. Stricker, 43, has served as Vice President, Financial Operations for Engineering, Construction and Maintenance since 2013. Previously, he served as Vice President, Financial Operations since August 2008. Mr. Stricker, a Certified Public Accountant, joined CB&I in 2001 through the Pitt-Des Moines acquisition where he served in several senior finance positions. Specifically, he is qualified to be a member of the Supervisory Board because of his financial adeptness and his knowledge of the Company's core business.
THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. BOLCH AND MCVAY AND MS. WILLIAMS.
Certain information with respect to the members of the Supervisory Board whose terms do not expire this year is as follows:
Members of the Supervisory Board to Continue in Office with Terms Expiring in 2015:
Philip K. Asherman, 63, has served as President and Chief Executive Officer and a member of the Supervisory Board since 2006. He joined CB&I in 2001 as a senior executive and was promoted to Executive Vice President that same year, reporting directly to the Chairman and CEO. He has more than 30 years experience in the engineering and construction industry. Mr. Asherman also serves as an independent director on the board of directors of Arrow Electronics. Specifically, he serves as a member of the Supervisory Board because of his service as chief executive officer of a public company, knowledge of the Company’s core business, knowledge of international business, human relations skills, experience of having served on the Supervisory Board, ability to serve on the Supervisory Board for five years, and compatibility with existing Supervisory Board members, management and the Company's corporate culture.
L. Richard Flury, 66, has served as Non-Executive Chairman since 2010, as a member of the Supervisory Board since 2003, and was a consultant to the Supervisory Board until his election as a Director in May 2003. He is Chairman of the Strategic

Initiatives Committee and a member of the Corporate Governance Committee and the Nominating Committee. Previously, Mr. Flury served as Chief Executive Officer, Gas, Power and Renewables for BP plc from 1998 until his retirement in 2001. He served as Executive Vice President of Amoco, responsible for managing the exploration and production sector, from 1996 to 1998. Prior to that, he served in various other executive capacities with Amoco since 1988. Mr. Flury is also a director of QEP Resources and Callon Petroleum Corporation. Specifically, he serves as a member of the Supervisory Board because of his executive management of a public company, knowledge of the energy industry, knowledge of international business, financial adeptness, experience of having served on the Supervisory Board, ability to serve on the Supervisory Board for five years, independence, and compatibility with the existing Supervisory Board members, management and the Company's corporate culture.
W. Craig Kissel, 63, has been a member of the Supervisory Board since 2009 and is Chairman of the Organization and Compensation Committee, and a member of the Corporate Governance Committee, Strategic Initiatives Committee and Nominating Committee. He worked for Trane/American Standard from 1980 until his retirement in 2008, most recently as President of Trane Commercial Systems. From 1998 to 2003, he was President of American Standard’s Vehicle Control Systems business in Brussels, Belgium. Prior to that, he held various management positions at Trane, including Executive Vice President and Group Executive of Trane’s North American Unitary Products business. Mr. Kissel is currently a director of Watts Water Technologies and Nelson Global Products. Specifically, he serves as a member of the Supervisory Board because of his service as a division president of a public company, knowledge of international business, technological expertise, experience of having served on the Supervisory Board, ability to serve on the Supervisory Board for five years, independence, and compatibility with existing Supervisory Board members, management and the Company's corporate culture.
Members of the Supervisory Board to Continue in Office with Terms Expiring in 2016:
Deborah M. Fretz, 65, has been a member of the Supervisory Board since 2013 and is a member of the Audit Committee and the Corporate Governance Committee. She served as President and Chief Executive Officer of Sunoco Logistics Partners L.P. from 2001 to 2010. Prior to this role, Ms. Fretz held various management positions at Sunoco, Inc., including General Manager and President of Sun Pipeline Company from 1991 to 1994, Senior Vice President of Logistics from 1994 to 2000 and Senior Vice President of Mid-Continent Refining, Marketing and Logistics from 2000 to 2001. Ms. Fretz served on the Board of Directors for the Federal Reserve Bank of Philadelphia, Niska Gas Storage Partners LP and GATX, a Chicago-based transportation service firm. Ms. Fretz currently serves as a director of Alpha Natural Resources, Inc., where she chairs the audit committee. Specifically, she is qualified to be a member of the Supervisory Board because she has held positions of management including chief executive officer of a public company and because of her knowledge of the energy industry, financial adeptness, experience of having served on the Supervisory Board, ability to serve on the Supervisory Board for five years, experience of serving on other boards of directors, and independence.
Michael L. Underwood, 70, has served as a member of the Supervisory Board since 2007 and is Chairman of the Audit Committee and a member of the Organization and Compensation Committee and the Corporate Governance Committee. Mr. Underwood worked the majority of his 35-year career in public accounting at Arthur Andersen LLP, where he was a partner. He moved to Deloitte & Touche LLP as a director in 2002, retiring in 2003. He is currently a director and Chairman of the audit committee of Dresser-Rand Group, Inc. Specifically, he serves as a member of the Supervisory Board because of his financial adeptness, experience with international companies and other companies in the EPC and technology industries, experience of having served on the Supervisory Board, independence, and compatibility with existing Supervisory Board members, management and the Company's corporate culture.
COMMON STOCK OWNERSHIP BY CERTAIN PERSONS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth certain information with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of our issued common shares (based on 107,938,857 shares outstanding as of March 6, 2014).

	Common Stock; Euro .01 par value
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group (1)	5,704,306	5.3%
100 Vanguard Blvd. Malvern, PA 19355
Warren E. Buffet and Berkshire Hathaway Inc. (2)	9,550,755	8.8%
3555 Farnam Street Omaha, NB 68131

(1)
Based upon a Schedule 13G filed with the SEC on February 12, 2014 by The Vanguard Group, Inc. (“Vanguard”). In the Schedule 13G, Vanguard reports that (i) it has sole power to vote or direct to vote 81,703 shares, (ii) it has sole power to dispose of or direct the disposition of 5,624,303 shares, (iii) it has shared power to dispose or direct the disposition of 80,003 shares, (iv) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 59,803 shares as a result of its serving as investment manager of collective trust accounts and (v) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 42,100 shares as a result of its serving as investment manager of Australian investment offerings.

(2)
Based upon a Schedule 13G jointly filed with the SEC on February 14, 2014 by Warren E. Buffet ("Buffet"), Berkshire Hathaway Inc. (“BW”), National Indemnity Company, an insurance company ("NIC"), GEICO Corporation ("Geico"), Government Employees Insurance Company, an insurance company ("GEIC"), GEICO Indemnity Company, an insurance company ("Geico Indemnity"), The Buffalo News Editorial Pension Plan, an employee benefit plan ("Buffalo Editorial"), The Buffalo News Drivers/Distributers Pension Plan, an employee benefit plan ("Buffalo Drivers"), Dexter Pension Plan, an employee benefit plan ("Dexter"), BNSF Master Retirement Trust, an employee benefit plan ("BNSF"), Scott Fetzer Company Collective Investment Trust, an employee benefit plan ("Fetzer") and Lubrizol Master Trust Pension, an employee benefit plan ("Lubrizol"). In the Schedule 13G, (i) Buffet reports that he has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 9,550,755 shares, (ii) BW reports that it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 9,550,755 shares, (iii) NIC reports that it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 4,733,355 shares, (iv) Geico reports it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 4,733,355 shares, (v) GEIC reports it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 1,869,800 shares, (vi) Geico Indemnity reports it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 2,863,555 shares, (vii) Buffalo Editorial reports it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 125,000 shares, (viii) Buffalo Drivers reports it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 7,000 shares, (ix) Dexter reports it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 60,000 shares, (x) BNSF reports it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 3,188,700 shares, (xi) Fetzer reports it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 186,700 shares, and (xii) Lubrizol reports it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of 1,250,000 shares.

Executive Officers
Philip K. Asherman, 63, has served as President and Chief Executive Officer of CB&I since 2006. He joined CB&I in 2001 as a senior executive and was promoted to Executive Vice President that same year, reporting directly to the Chairman and CEO. Mr. Asherman has more than 30 years of experience in the engineering and construction industry.
Beth A. Bailey, 62, has served as Executive Vice President and Chief Administration Officer since 2009. Ms. Bailey joined CB&I in 1972, serving in positions of increasing responsibility, most recently as Executive Vice President and Chief Information Officer from 2007 to 2009.
Ronald A. Ballschmiede, 58, has served as Executive Vice President and Chief Financial Officer since 2006. Prior to joining CB&I, he was a partner with two large accounting firms where he led the financial statements audits for a number of major manufacturing and construction companies.
Richard E. Chandler, Jr., 57, has served as Executive Vice President and Chief Legal Officer since March 1, 2011 and as Secretary since November 2011. Previously, he served as Senior Vice President, General Counsel and Corporate Secretary of Smith International, Inc. from 2005 to 2010 and as a partner of an international law firm from 2010 to 2011.

Daniel M. McCarthy, 62, has served as Executive Vice President since December 2011 and as operating group President, Technology since 2009. He joined CB&I through the ABB Lummus acquisition in 2007 and served as President, Technology from 2007 to 2009.
Patrick K. Mullen, 49, has served as Executive Vice President since February 2013, and as operating group President, Engineering, Construction and Maintenance since December 2013. He served as Executive Vice President, Corporate Development from February 2013 to December 2013. Mr. Mullen joined CB&I through the ABB Lummus acquisition in 2007 and served as Senior Vice President, Business Development for Technology from 2007 to 2013.
Edgar C. Ray, 53, has served as Executive Vice President since 2007 and as operating group President, Government Solutions, since February 2013. Mr. Ray previously served as Executive Vice President, Corporate Planning from 2007 to 2013. He joined CB&I in 2003, serving as Senior Vice President, Global Marketing until 2007.
James W. Sabin, Jr., 57, has served as Executive Vice President, Global Systems since December 2013. He joined CB&I through the Shaw acquisition in 2013 and served as Senior Vice President, Global Systems from February 2013 to December 2013. Prior to the acquisition, Mr. Sabin served as a Senior Vice President, Power.
Luke V. Scorsone, 58 , has served as Executive Vice President and as operating group President, Fabrication Services since February 2013. Previously, he served as President of Steel Plate Structures. Mr. Scorsone joined CB&I in 2001 through the Pitt-Des Moines acquisition where he served as President of the Industrial business.
Westley S. Stockton, 42, has served as Vice President, Corporate Controller and Chief Accounting Officer since 2008. He previously served as Vice President, Financial Operations from 2006 to 2008. Mr. Stockton, a Certified Public Accountant, has worked for CB&I in various financial positions since 2002. Prior to joining CB&I, he worked for two large accounting firms in audit-related roles.

Security Ownership of Our Management
The following table sets forth certain information regarding common shares beneficially owned on March 6, 2014 by (1) each member of the Supervisory Board, (2) each nominee to be a member of the Supervisory Board, (3) each named executive officer and (4) all directors and the executive officers identified on pages 13 and 14 as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Shares Owned
Philip K. Asherman	777,253	*
Ronald A. Ballschmiede	246,305	*
James R. Bolch	2,726	*
Stephen H. Dimlich, Jr.	22,352	*
L. Richard Flury	57,402	*
Deborah M. Fretz	—	*
W. Craig Kissel	15,012	*
Daniel M. McCarthy	90,870	*
Larry D. McVay	19,405	*
James H. Miller	—	*
Lasse J. Petterson (2)	47,404	*
Edgar C. Ray	132,635	*
Luciano Reyes	7,689	*
Luke V. Scorsone	28,739	*
Westley S. Stockton	8,010	*
Travis L. Stricker	5,933	*
Michael L. Underwood	23,346	*
Marsha C. Williams	53,314	*
All directors and executive officers as a group (17)	1,606,107	1.49%

*	Beneficially owns less than one percent of our outstanding common shares.

(1)	Shares deemed beneficially owned include (i) shares held by immediate family members and (ii) shares that can be acquired through stock options exercisable through April 30, 2014.

(2)	Mr. Petterson retired from the Company effective December 5, 2013.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our members of the Supervisory Board, executive officers and persons who own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership of common shares (Forms 3, 4 and 5) with the SEC and the New York Stock Exchange. All such persons are required by SEC regulation to furnish us with copies of all such forms that they file and we receive written representations by certain reporting persons with respect to whether a Form 5 was required.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) is provided to assist our shareholders in understanding the compensation awarded, earned by, or paid to the Company’s executive officers named in the Summary Compensation Table (the “named executive officers”) during 2013. In addition, the CD&A is intended to put into perspective for our shareholders the compensation tables on pages 25 through 38 and the narrative information that accompanies them. Our shareholders should also consider this information in connection with Item 4, the Advisory (Non-Binding) Vote on Executive Compensation, discussed on pages 40 and 41 of this Proxy Statement.
Our executive compensation structure strongly emphasizes pay for performance and at-risk compensation. The major elements are:

•	Base salary;

•	Annual cash incentives, based on having to meet specific financial and non-financial performance targets;

•	Restricted stock, which aligns our executives’ interests with those of our shareholders in value creation, while also serving retention purposes; and

•	Performance shares, which only have value to the extent specific financial metrics are achieved.
In 2013, 88% of the total target compensation of our chief executive officer was incentive and stock based compensation, and on average was 76% for our other named executive officers. As stated under "Risk Analysis" on page 39, we believe our compensation practices mitigate against excessive risk-taking and are consistent with market practices and the interests of our shareholders.
The first part of this discussion describes the primary objectives of our compensation programs and what they are designed to reward. Following that, we describe the key elements of our compensation and why we have selected those elements of compensation. Finally, we describe how we determine the form and amount of each compensation element to meet our compensation objectives and support our business objectives.
Compensation Objectives, Process and Peer Group
Objectives.    We are committed to increasing shareholder value by profitably growing our business in the global marketplace. Our compensation policies and practices are intended to support this commitment by attracting and retaining employees who can manage this growth and rewarding them for profitably growing the Company and achieving the Company’s other short and long-term business objectives. We especially want to focus our executive officers (and the others in our management team) on improving financial performance over both the short term and long term, while appropriately balancing risk.
We must compete with a wide variety of construction, engineering, heavy industrial, process technology and related firms in order to engage, develop and retain a pool of talented employees. To meet this competition, we compensate our executive officers at competitive pay levels while emphasizing performance-based compensation. Our specific objectives are to have:

•	Programs that will attract new talent and retain key people at reasonable cost to us;

•	A significant focus on pay for performance;

•	Equity compensation and ownership requirements for top managers to motivate value creation for all shareholders;

•	Incentives that emphasize our business objectives of high growth and strong execution without encouraging excessive risk-taking; and

•	Compensation arrangements that can be easily understood by our employees and shareholders.
Setting Our Executive Compensation.    The decisions on compensation for our executive officers are made by the Organization and Compensation Committee. Our management makes recommendations to the Organization and Compensation

Committee on compensation for executive officers: base salary and the opportunity, metrics and targets of our annual cash incentive compensation and our long-term equity awards. These include recommendations by our CEO on the compensation of his direct reports. The Organization and Compensation Committee considers these recommendations in executive session and approves or modifies those recommendations. The Organization and Compensation Committee then determines the compensation for our CEO.
As part of this process, through September 2013, the Organization and Compensation Committee regularly received independent advice and recommendations from Meridian, which served as the Organization and Compensation Committee’s executive compensation consultant until that time. As explained on page 7 under “Compensation Consultants,” PM&P assumed that role beginning in October 2013. The role of Meridian, and now PM&P, is described in more detail on page 7 under “Compensation Consultants”.
The Organization and Compensation Committee typically determines base salary, annual incentive compensation opportunities and long-term equity target values for executive officers for the coming year at its regularly scheduled December meeting. Using the findings and conclusions of the Company’s strategic planning process together with assessment of other data, management develops its business plan for the following year. The business plan is then presented to the Supervisory Board generally at its regularly scheduled February meeting in that following year. At its contemporaneous meeting, taking into account the Company’s long-term strategy and annual business plan, the Organization and Compensation Committee determines annual incentive compensation performance targets, as well as our long-term equity award performance targets for awards granted in that year, for executive officers. The Organization and Compensation Committee also at its regularly scheduled February meeting determines the annual incentive compensation amounts earned for the previous year, retaining discretion as to the final incentive compensation determinations. The Organization and Compensation Committee may set salary and grant cash incentive awards and equity awards for executive officers at other times to reflect promotions, new hires or other changes.
Our Targets and Benchmarks.    We set each of base salary, annual incentive compensation and long-term incentives separately in light of our evaluation of the competitive situation, the executive officer’s performance and experience, and the levels of those compensation elements for a comparator group of companies. This process determines the mix of base salary, annual cash incentives and long-term incentives for each of our executives. It also determines the mix of cash and stock compensation, since it is our normal practice to pay base salary and annual incentive compensation in cash and we regularly award long-term incentives in stock, to further align our executives’ interests with those of our shareholders. We then tally the resulting total compensation (including benefits) to confirm that it is appropriate for the position or make adjustments accordingly.
We target executive officers’ base salary and annual incentive compensation to be at about the size-adjusted median (50th percentile) level of our comparator companies. We target long-term incentive compensation at about the 60th percentile of our comparator companies, which supports our focus on equity-based compensation, designed to align our executive officers’ interests with those of our shareholders. These benchmarks apply to our executive officers on average as a group. An individual executive’s salary, annual incentive opportunity and long-term incentives may be above or below these benchmarks depending on specific position factors.
We also review our benefit package and consider the practices of comparable companies for specific types of benefits. Data provided by Meridian indicates that the nature and value of the benefits we provide are competitive with those offered by our comparator companies.
Our Comparator Companies.    Using competitive market data provided by Meridian for 2013, we compared our compensation levels for our senior management, including the named executive officers, to compensation for comparable positions at other public companies that have international business operations. A majority of these companies are our direct competitors in the engineering and construction field. Some others of these companies are similar-size manufacturing and service companies operating in the same geographic areas and competing for management employees in the same areas of expertise as we do. At companies larger than ours, we looked at the compensation provided to officers in charge of divisions or operations similar in size and business to us. Meridian’s competitive market data for the comparator companies is subject to a regression analysis that adjusts that data to the size of our Company and the scope of the executives’ responsibilities.

The Organization and Compensation Committee reviews and approves the selection of comparator companies based on their size, business, and presence in our geographic areas. The list of comparator companies that we use may change from year to year based on our Organization and Compensation Committee consultant's recommendations and our Organization and Compensation Committee’s evaluation of those factors. For 2013, we used the following comparator companies:

AECOM Technology Corporation	Ingersoll-Rand Public Limited Company
Agco Corporation	Jacobs Engineering Group Inc.
Anadarko Petroleum Corporation	KBR, Inc
Apache Corporation	Kinder Morgan, Inc.
Baker Hughes Inc.	Marathon Oil Corporation
Cameron International Corporation	National Oilwell Varco, Inc.
Cummins Inc.	Parker-Hannifin Corporation
Danaher Corporation	Quanta Services, Inc.
Dover Corporation	Stanley Black & Decker, Inc.
Eaton Corporation	Transocean Ltd.
EOG Resources Inc.	URS Corporation
Fluor Corporation	Weatherford International Ltd.
FMC Technologies, Inc.	Williams Companies, Inc.
Halliburton Company

Elements of Our Compensation
The four key elements of our executive officers’ compensation are:

•	Base salary;

•	Annual incentive compensation;

•	Long-term incentive compensation; and

•	Benefits.
Base Salary
Base salaries provide an underlying level of compensation security to executives and allow us to attract competent executive talent and maintain a stable management team. Base salaries reflect the executive’s position and role, with some variation for individual factors such as experience and performance. Base salary increases allow executives to be rewarded for individual performance and increased experience based on our evaluation process (described later). Base salary increases for individual performance also reward executives for achieving goals that may not be immediately evident in common financial measurements.
Annual Incentive Compensation
Performance-Based Annual Incentive Compensation.    Performance-based incentive compensation gives our executives an opportunity for cash compensation tied to the annual performance of the Company as well as the individual. Our executives are rewarded for meeting target short-term (annual) corporate goals. The executive officers’ incentive compensation opportunity recognizes their senior-level responsibilities and duties and the competitive environment in which we must recruit and retain our senior management.
Our annual Incentive Compensation Program sets the terms for awarding cash incentives to our executive officers (and other management employees). Our shareholders last approved the Incentive Compensation Program at our 2010 annual meeting. Our performance-based annual incentive compensation amounts depend on the Company’s performance against predetermined target objectives. As described above, considering the Company’s annual business plan, we typically set these targets annually at the regularly scheduled February meeting of our Organization and Compensation Committee. We describe in more detail below the applicable performance measures and goals for fiscal year awards and why these performance measures and goals are chosen. Incentive compensation can be earned each year and is payable after the end of the year.
Fixed or Discretionary Incentives.    In addition to performance-based incentives, we can pay fixed or discretionary incentives and we may on occasion pay pre-established minimum incentives. We do this when we need to compensate newly-hired executive officers for forfeiture of incentive compensation (or other awards) from their prior employer when they join the Company, or to provide a minimum cash incentive for an executive officer’s first year of employment before his or her efforts are fully reflected in Company performance, or, in some circumstances, to encourage retention.
Long-Term Equity Incentive Compensation
Because of our focus on pay for performance, various forms of long-term incentive compensation are or may be elements of pay for our executive officers.

Long-Term Incentive Plan.    We grant equity awards to our senior managers (including our executive officers) under our 2008 Long-Term Incentive Plan (“LTIP”). Our shareholders approved the LTIP at our 2008 annual meeting, and approved amendments to the LTIP at our 2009 and 2012 annual meetings. The LTIP allows us to award long-term compensation in the form of:

•	Performance shares paying out a variable number of shares depending on goal achievement;

•	Performance units which involve cash payments based on either the value of the shares or appreciation in the price of the shares upon achievement of specific goals;

•	Restricted stock shares;

•	Restricted stock units;

•	Non-qualified options to purchase shares of Company common stock; and

•	Qualified “incentive stock options” to purchase shares of Company common stock.
We cover later in this CD&A how competitive recruiting conditions and the business cycle affect which form of award is granted and the amount of the award.
Performance Shares.    Performance shares are an award of a variable number of shares. The number of performance shares actually earned and issued to the individual depends on Company performance in meeting prescribed annual goals over a three-year period, consistent with the Company’s strategic plan. Performance shares are granted to vest at 33⅓% per year over a three- year period with the first vesting when achievement of performance goals for the first year of the performance period is certified. Performance shares are issued and the award has value only to the extent the performance goals are achieved. Performance goals serve the same objectives of creating long-term shareholder value as is the case with stock options, with an additional focus on specific financial performance metrics, usually stated as target earnings per share. In addition, performance shares may be less dilutive of shareholder interests than options of equivalent economic value. We do not pay dividend equivalents on performance shares except during the period, if any, after the shares have been earned by performance but before they are actually issued.
Although the LTIP allows us to grant performance units payable in cash, we have not done so to date. We believe that payment of performance shares (and indeed all of our long-term incentive compensation) in stock is desirable to give our senior managers (including our executive officers) a continued general alignment with the interests of our shareholders.
Restricted Stock.    Restricted stock represents the right of the participant to vest in shares of stock upon lapse of restrictions. Restricted stock awards are subject to forfeiture during the period of restriction. Restricted stock is granted to vest at 25% per year over a four-year period with the first vesting on the first anniversary of the grant date, with the exception of the 2013 special award noted in column (d) of the Summary Compensation Table on page 25. Depending on the terms of the award, restricted stock may vest over that period of time subject only to the condition that the executive remains an employee (“time vesting”), or may be subject to additional conditions, such as the Company meeting target performance goals (“performance vesting”), or both.
Restricted stock is an incentive for retention and performance of both newly hired and continuing executive officers and other key managers. Unlike options, restricted stock retains some value even if the price declines. Because restricted stock is based on and payable in stock, it serves, like options, to reinforce the alignment of interest between our executives and our shareholders. In addition, because restricted stock has a current value that is forfeited if an executive quits, it provides a significant retention incentive.
Under our LTIP, restricted stock can be either actual shares of stock issued to the participant, subject to transfer restrictions and the possibility of forfeiture until vested (“restricted stock shares”), or it can be a Company promise to transfer the fully vested stock in the future if and when the restrictions lapse (“restricted stock units”). Because of technical tax issues related to the ability to obtain a credit against The Netherlands’ dividends withholding tax on issued but unvested shares, we usually grant restricted stock in the form of restricted stock units.
During the restriction period, dividend equivalents corresponding to the amount of actual dividends, if any, paid on outstanding shares of common stock, are credited and accumulated and paid at the same time and on the same basis as the underlying restricted stock.
Options.    Stock options represent the opportunity to purchase shares of our stock at a fixed price at a future date. Our LTIP requires that the per-share exercise price of our options not be less than the fair market value of a share on the date of grant. (See the discussion on page 25 below regarding how we determine fair market value.) Our LTIP also prohibits re-pricing of options, cancellation of options in exchange for options with an exercise price that is less than the exercise price of the original options, and cancellation of options with an exercise price above the current stock price in exchange for cash or other securities, without shareholder approval. This means that our stock options have value for our executives only if the stock price appreciates from the date the options are granted. This design focuses our executives on increasing the value of our stock over the long term, consistent with shareholders’ interests. Although our LTIP allows us to grant “incentive” stock options, all the options we have granted have been non-qualified options.

Prior to 2008, awards of performance shares and restricted stock provided for the grant of nonqualified stock options (“retention options”) upon the vesting of those awards in order to give our senior managers (including our executive officers) an incentive to retain those vested shares. These retention options themselves become vested and exercisable on the seventh anniversary of date of retention option grant. However, this vesting and exercisability is accelerated to the third anniversary of date of retention option grant if the individual still retains ownership of the shares that vested (apart from shares withheld for taxes or interfamily financial planning transfers) in connection with the related performance share or restricted stock award.
Retention options covered 40% of the number of shares that vest under such grants. This percentage was intended to make the retention option grant significant enough to motivate the retention of the underlying restricted stock or performance shares. It also approximated the percentage of restricted stock or performance shares that were withheld on vesting to pay income taxes. No retention options accompanied the grants of performance and restricted share awards in 2008 or later, and therefore no options have been granted since 2011.
Benefits
In general, we cover executive officers under the benefit programs described below to provide them with the opportunity to save for retirement and to provide a safety net of protection against the loss of income or increase in expense that can result from termination of employment, illness, disability, or death. Apart from change-of-control arrangements, the benefits we offer to our executive officers are generally the same as those we offer to our salaried employees, with some variation based on industry practices.

Retirement Benefits.
401(k) Plan. We offer eligible employees, including our executive officers, the ability to participate in a 401(k) plan, a broad based tax qualified defined contribution plan. Eligible employees may make pre-tax salary deferrals and Roth 401(k) after-tax contributions under Section 401(k) of the Internal Revenue Code (the "Code"). A Company matching contribution up to 3% of a participating employee's considered earnings is offered. A basic additional Company contribution of 5% of each eligible employee's considered earnings and the potential of an additional discretionary Company contribution are also available to eligible employees who meet specific service criteria. After 2013, all Company contributions will be entirely discretionary, but the maximum potential Company matching contribution has been increased to 4%. Company contributions are allocated to participants' accounts according to the plan formulas. Participants can invest their accounts in any of a selection of investment funds, plus a Company stock fund for eligible employees.
Excess and Deferred Compensation Plans.    The Code limits tax-advantaged benefits for highly compensated employees under the 401(k) Plan in several ways: nondiscrimination rules that restrict their deferrals and matching contributions based on the average deferrals and matching contributions of non-highly compensated employees; limits on the total dollar amount of additional contributions for any employee; limits on the total annual amount of elective deferrals; and a limit on the considered earnings used to determine benefits under the 401(k) Plan.
We maintain an excess benefit plan (the “Excess Plan”) to provide retirement benefits for our senior managers (including our executive officers) on the same basis, in proportion to pay, as we provide retirement benefits to all our salaried employees generally. Therefore, we contribute to the Excess Plan the difference between the amount that would have been contributed by the Company to the participants’ 401(k) Plan accounts but for the Code limitations, and the contributions by the Company actually made to their 401(k) Plan accounts. We make contributions for the Excess Plan to a so-called rabbi trust, with an independent trustee. Earnings on these contributions are determined by participants’ designation of investment funds from the same group of funds (other than the Company stock fund) that is available under the 401(k) Plan. Participants can invest their accounts in any of a selection of mutual funds offered under the Excess Plan.
We also maintain a deferred compensation plan (the “Deferred Compensation Plan”). This allows our senior managers (including our executive officers) to defer part of their salary and part or all of their cash incentive compensation. These deferrals are paid upon retirement or other termination of employment or other scheduled events as elected by the participant. These deferrals are also held in a rabbi trust. Earnings on these deferrals are determined by participants’ designation of investment funds from the same group of funds (other than the Company stock fund) that is available under the 401(k) Plan and the Excess Plan.
We do not have any defined benefit, actuarial or supplemental executive retirement plans (“SERPs”) for our executive officers or any other U.S. salaried employees.

Change-of-Control Severance Agreements.
We have change-of-control severance agreements with our CEO and his executive officer direct reports. These agreements are intended to assure the retention and performance of executives if a change of control of the Company is pending or threatened. These agreements are designed to reduce the distraction of our executive officers that might otherwise arise from the personal uncertainties caused by a change of control, to encourage the executive’s full attention and dedication to the Company, and to provide the executive with compensation and benefits following a change of control that are consistent with general industry best practices. We describe these agreements in detail beginning on page 32.
Employee Stock Purchase Plan.
We maintain an employee stock purchase plan (the “Stock Purchase Plan”) intended to qualify under Section 423 of the Code. The Company adopted the Stock Purchase Plan to give eligible employees the opportunity to buy Company stock in a tax-effective manner and thus help align their interests with those of our shareholders generally. Under the Stock Purchase Plan, employees, including executive officers, electing to participate are granted an option to purchase shares on a specified future date. The purchase price is 85% of the fair market value of such shares on the date of purchase. During specified periods preceding the purchase date, each participating employee can designate up to 8% of pay (up to a limit of $25,000 per calendar year) to be withheld and used to purchase as many shares as such funds allow at the discounted purchase price.
Other Benefits.
Our executive officers receive other benefits that we provide to our salaried employees generally. These are:

•	Medical benefits (including post-retirement medical benefits for eligible employees who retire);

•	Group term life insurance; and

•	Short-term and long-term disability protection.
We also provide miscellaneous personal benefits to our senior managers (including our executive officers). These may include:

•	Leased automobiles or automobile allowance, which facilitate travel on Company business;

•	Club dues, where the club enhances opportunities to meet and network with prospective customers and other business leaders;

•	Annual physical examinations, to promote good health;

•	Services to provide effective tax and financial planning; and

•	Travel and temporary housing expenses to those who have relocated in connection with their employment.
We authorize limited personal use of corporate aircraft for our CEO in order to minimize his time away from the office and protect his personal security. He is not required to reimburse us for such use, but is required to pay the associated income taxes. We do not reimburse or gross up any such taxes. Supervisory Board members and executive officers are allowed limited business use of the corporate aircraft per policy.
Termination of employment by “retirement” entitles our eligible employees, including our executive officers, to post-retirement vesting in certain incentive compensation and equity awards plus an extended time to exercise stock options, subject to the schedule set forth in the particular award and/or approval of the Organization and Compensation Committee. Termination of employment by “retirement” also entitles our eligible employees hired before January 1, 2011 to certain post-retirement medical benefits under our current retiree medical plan. Retirement does not entitle our employees to any additional pension or other actuarial plan benefits, such as SERPs (we have no such plans), nor to additional contributions or vesting under a 401(k) Plan.

DETERMINING THE FORM AND AMOUNT OF COMPENSATION
ELEMENTS TO MEET OUR COMPENSATION OBJECTIVES
Base Salaries
We target base salaries for our senior managers, including our executive officers, at the median of salaries for comparable officer positions at comparator companies. The Organization and Compensation Committee sets the salaries of our executive officers above or below that target based on differences in individual performance, experience and knowledge, and our comparison of the responsibilities and importance of the position with us to the responsibilities and importance of similar positions at comparator companies. We also consider internal equity within our Company and, when reviewing salary of current officers, their current compensation from the Company.

In evaluating performance, we consider the executive’s efforts in promoting our values, including, for example, safety; continuing educational and management training; improving quality; developing strong relationships with clients, suppliers and employees; and demonstrating leadership abilities among coworkers, among other goals.
Incentive Compensation
Annual Incentive Compensation.    For 2013, a target incentive compensation amount was established for each named executive officer as a percentage of his or her base salary. This target was determined after consideration of target incentive compensation among our comparator companies so as to be at about the median (50th percentile) level as identified by Meridian in its compensation review. The 2013 performance measures for annual incentive compensation amounts for senior managers generally (including our named executive officers) were set and communicated to the executives in February 2013, based on our annual operating plan, after discussion and analysis of the Company’s business plans, including our principal operating groups, and approval by the Supervisory Board. Payment of incentive compensation is based on attaining specific corporate-wide financial and/or non-financial performance measures approved by the Organization and Compensation Committee.
For 2013, the potential incentive compensation award for our executive officers and our participating senior managers was determined by target levels and relative weighting of a matrix of performance measures. The performance measures and weighting are selected by the Organization and Compensation Committee to incentivize the accomplishment of key elements of the Company’s business plan for the year (and therefore may change from year to year), and the targets for the performance goals reflect performance that is expected to be achievable according to the plan. The degree to which the various measures are accomplished, times the percentage relative weighting of that measure, establishes a percentage, ranging from 0% to 200% (250% in the case of the EPS measure) of the individual’s target incentive compensation (established as a percentage of salary) that may be paid as incentive compensation. However, the maximum available incentive compensation for our executive officers is limited to 200% of the individual’s target incentive compensation. For 2013, those measures and targets, and their actual achievements, were as follows:

•
Adjusted earnings per share (earnings per share excluding merger and acquisition costs ("Adjusted EPS")), constituting 40% of the weighting, with goals of $3.35 per share minimum (0%), $3.85 target (100%), and $4.35 maximum (250%), achieved at a level of $4.91/share for a contribution of 100%;

•
New awards, constituting 20% of the weighting, with goals of $12.0 billion minimum (0%), $14.5 billion target (100%), and $16.0 billion maximum (200%), achieved at a level of $12.3 billion for a contribution of 2%;

•	Free cash flow, constituting 10% of the weighting, with goals of $500 million minimum (0%), $600 million target (100%), and $700 million maximum (200%) was not achieved, for a contribution of 0%;

•
Ethics (measured by unresolved exceptions) constituting 10% of the weighting, with goals of any unresolved exceptions (0%), and no unresolved exceptions (100%), achieved at the level of no unresolved exceptions for a contribution of 10%;

•
Acquisition integration (measured by teamwork and by policy and process implementation metrics, each constituting 5% of the weighting), with a teamwork metric (measured by the number of jointly pursued significant projects with an integrated offering between business units) of 10 minimum (0%), 20 target (100%) and 30 maximum (200%), and a policy and process implementation metric of 3.15 minimum (0%), 3.63 target (100%) and 4.10 maximum (200%), achieved at levels of 31 and 4.16, respectively, for a contribution of 20%; and

•
Safety (measured by lost workday rate and recordables rates, each constituting 5% of the weighting), with goals for lost workday rate of more than 0.08 minimum (0%), 0.08 target (100%), and 0.05 maximum (200%) and a recordables rate of more than 0.50 minimum (0%), 0.50 target (100%) and 0.42 maximum (200%), achieved at levels of .05 and .29, respectively, for a contribution of 20%.

The overall weighted achievement percentage of 152%, times the target incentive as a percentage of salary, times base salary, yields the dollar figures for each named executive officer shown in column (g) of the Summary Compensation Table on page 25.
Discretion.    Our Organization and Compensation Committee may reduce, but not increase, incentive awards to our executive officers notwithstanding the achievement of specific performance targets. In deciding whether or not to reduce incentive awards and in what amount, the Organization and Compensation Committee may consider, among other things, the Company’s performance in areas not reflected in the stated performance measures, and the officer’s individual performance in light of individual goals and objectives. The Organization and Compensation Committee did not exercise this discretion respecting any named executive officers for 2013.
Long-Term Incentive Awards
Our Objectives.    In keeping with our commitment to provide a total compensation package that favors equity components of pay, long-term incentives traditionally have comprised a significant portion of an executive’s total compensation package. Our objective is to provide executives with long-term incentive award opportunities that are at about the 60th percentile of our comparator companies, with the actual realization of the opportunity dependent on the degree of achieving the financial performance or other conditions of the award and the creation of long-term value for shareholders.

Our Procedures.    We generally make our long-term incentive awards at the regularly scheduled meeting of our Organization and Compensation Committee in February of each year. By this time, we have our results for the previous year and our annual operating plan for the current year and we are able to set targets and goals for any performance-based awards we may grant. In 2013, the Committee granted the long-term incentive awards in February, but established the targets and goals for performance shares at its March meeting when the impact of the Shaw acquisition could be fully factored into our operating plan. Making our long-term incentive awards early in the year lets our executives know what the criteria are for any performance-based long-term incentive awards so they can keep those goals in mind going forward.
Selecting the Type of Award(s).    Our long-term incentive awards emphasize performance share grants and restricted stock units instead of options. The use of full value shares emphasizes creating long-term shareholder value, reducing shareholder dilution compared to options, effectively managing the financial cost of equity incentives, providing targeted performance incentives (through performance shares) and providing appropriate retention incentives. The actual choice among options, performance shares and restricted stock depends on business conditions and the competitive market for executive talent. These are subject to change periodically, and consequently so is the form of our long-term incentive awards.
In 2013, our long-term incentive awards for senior officers were a combination of restricted stock and performance shares. The restricted stock vests 25% per year over a four-year period. The performance shares vest 33 1/3% per year over a three-year period provided performance targets are met. The performance share targets depend upon meeting prescribed annual goals over a three-year period. The combination of awards is structured to provide a meaningful retention incentive while giving management both downside risk and upside potential respecting their awards. For 2013, the awards for Mr. Asherman, in light of his overall responsibility for the Company and to put more of his total compensation at risk based on specific performance factors beyond the stock price, were structured to provide 70% in value in the form of performance shares and 30% in the form of restricted stock. For Mr. Asherman’s direct executive officer reports, the awards were structured to provide 60% in performance shares and 40% in restricted stock; and for other senior management, 50% in performance shares and 50% in restricted stock. These awards for 2013 are shown in column (e) of the Summary Compensation Table on page 25; and the same awards for 2013 are shown in more detail in the Grants of Plan-Based Awards Table on page 27.
Determining the Amount of Award(s).    When awarding long-term incentives, we consider each executive officer’s levels of responsibility, prior experience, historical award data, various performance criteria and compensation practices at our comparator companies. Applying these factors to our benchmark gives us a target dollar value for executive officer long-term incentive awards. These awards are recommended and approved in the form of this target dollar value. Upon approval of this value and the vehicle for the award by our Organization and Compensation Committee, this dollar value is converted into a number of shares (or options, depending on the form of the award) based on the closing price of the Company’s stock on the date of the Organization and Compensation Committee meeting which approves the award. This conversion is made through pricing models developed and applied in consultation with our compensation consultants. It gives us a number of shares (or options), subject to rounding, that makes the fair market value of the award equal to the approved dollar amount.
The pricing model we use for this conversion is a Black-Scholes model for stock options, or similar pricing model for other types of awards. The model and the assumptions for the model may differ from those used to determine the grant date fair market value of the award under FASB ASC Topic 718, which is the value reported in the tables on pages 25 through 38. For our grants of restricted stock for February 2013, taking into account the advice of our compensation consultants, we applied an economic value of $50.30/share to convert the dollar amount of the pro forma awards to stock. This was derived by discounting the grant date closing price of $52.89/share to reflect the risk of forfeiture. For our grants of performance shares we applied an economic value of $49.01/share to convert the dollar amount of the pro forma awards to stock to reflect the risk of forfeiture and risk of performance. The specific grants for our named executive officers are shown in the Grants of Plan-Based Awards Table on page 27, giving the number of shares and the value in dollars. That value for performance shares reflects the closing price of $57.40/share on the date the targets and goals for performance shares were established.
Results.    As noted above, performance shares vest over a three-year period at 33 1/3% per year provided the three-year performance targets are met. For minimum performance, 50% of the number of shares vest (below this minimum, no shares vest), for target performance, 100% of the number of shares vest, and for maximum performance, up to 200% of the number of shares vest. The performance measure is Adjusted EPS, which for 2013 was achieved at $4.91/share. For the performance shares granted in 2011, the $4.91/share Adjusted EPS exceeded the EPS target for maximum performance ($2.48/share) resulting in vesting, based on 2013 performance, of 200% of target shares. For the performance shares granted in 2012, the $4.91/share Adjusted EPS exceeded the EPS target for maximum performance ($3.30/share) resulting in vesting, based on 2013 performance, of 200% of target shares. For the performance shares granted in 2013, the $4.91/share Adjusted EPS exceeded the Adjusted EPS target for maximum performance ($4.35/share) resulting in vesting, based on 2013 performance, of 200% of target shares.
Determining Option Timing and Exercise Price.    As discussed above, our LTIP requires that the exercise price for any option must be at least equal to 100% of the fair market value of a share on the date the option is granted. It specifies that the date an option is granted is the day on which the Organization and Compensation Committee acts to award a specific number of shares to a participant at a specific exercise price. In addition, the LTIP stipulates that fair market value is the closing sale price of shares of Company common stock on the principal securities exchange on which they are traded. We follow these requirements in setting the exercise price, which is therefore the grant date closing price.
Target Total Compensation.    For 2013, the target total compensation (base salary plus target annual incentive compensation and LTIP amounts) for each of our named executive officers was no greater than a few percentage points above the market value identified by Meridian in their comparator companies compensation review, with the exception of Daniel M. McCarthy. We strongly believe this compensation was justified by, among other reasons: the exceptionally strong financial and strategic contribution made to the Company by the Technology operating group of which Mr. McCarthy is President; the highly technical and specialized nature of Technology’s business; Mr. McCarthy’s service as an Executive Vice President of the Company with additional corporate responsibilities beyond his operating group responsibilities; and his almost 40 years of experience with CB&I and its predecessors.
Discretionary Awards.    The Organization and Compensation Committee can make discretionary awards and did so with respect to Mr. Asherman in the form of a special stock award granted for his exceptional performance and the successful integration of the Shaw acquisition in 2013. This is reflected in column (d) of the Summary Compensation Table on page 25.
Other Matters
Adjustment or Recovery of Payments.    We adopted a formal policy for recovering, at the direction of the Organization and Compensation Committee in its sole discretion, all or any portion of incentive payments (or in the case of a stock award, the value realized by sale of the stock) that are negatively affected by any restatement of the Company’s financial statements as a result of misconduct or fraud. For this purpose, misconduct or fraud includes any circumstance where the forfeiture of an award is required by law, and any other circumstance where the Organization and Compensation Committee determines in its sole discretion that the individual (i) personally and knowingly engaged in practices that materially contributed to material noncompliance with any financial reporting requirement, or (ii) had knowledge of such material noncompliance or the circumstances giving rise to such noncompliance and failed to take reasonable steps to bring it to the attention of the appropriate individuals within the Company. Requirements of law include Section 304 of the Sarbanes-Oxley Act, under which, if the Company’s financials must be restated as a result of misconduct, then our CEO and CFO must repay incentive compensation, equity based compensation, and stock sale profits if received during the 12-month period following the initial filing of the financial statements that required restatement.
Tax, Accounting and Regulatory Considerations.    We take tax, accounting and regulatory requirements into consideration in choosing the particular elements of our compensation and in the procedures we use to set and pay those elements. We want to pay compensation in the most tax-effective manner reasonably possible and therefore take tax considerations into account. As discussed above under “Elements of our Compensation,” our decision to provide restricted stock in the form of restricted stock units rather than restricted stock shares is based on the interplay between The Netherlands taxes and applicable tax credits.
We also consider the requirements of Sections 162(m) and 409A of the Code. Section 162(m) provides that payments of compensation in excess of $1,000,000 annually to a covered employee (the CEO and each of the three-highest paid executive officers other than the CFO) will not be deductible for purposes of U.S. corporate income taxes unless it is “performance-based” compensation and is paid pursuant to a plan and procedures meeting certain requirements of the Code. Our Incentive Compensation Program and LTIP are designed in a form so that eligible performance-based payments under those plans can qualify as deductible performance-based compensation. Since we want to promote, recognize and reward performance which increases shareholder value, we rely heavily on performance-based compensation programs which will normally meet the requirements for “performance-based” compensation under Section 162(m). However, we pay compensation that does not satisfy the requirements of Section 162(m) where we believe that it is in the best overall interests of the Company.
Section 409A provides that deferred compensation (including certain forms of equity awards) is subject to additional income tax and interest unless it is paid pursuant to a plan and procedures meeting certain requirements of the Code. Our Incentive Compensation Program, LTIP, Deferred Compensation Plan, Excess Plan, and change of control severance agreements have been reviewed and revised to conform to these requirements.
Stock Ownership Guidelines.    In 2005, in consultation with the Company's compensation consultant at the time, we adopted stock ownership guidelines for our executive officers requiring that they hold certain amounts of our stock. They are:

CEO	Five times base salary
Executive Vice Presidents	Three times base salary
Vice Presidents	One times base salary
Based on industry practice, there is a specified five-year period for our executives to meet the stock ownership targets from the date of appointment to the executive position, with periodic progress reporting to the Organization and Compensation Committee. As of December 31, 2013, all named executive officers met our stock ownership guidelines. Our insider trading and anti-hedging policy prohibits employees and directors from engaging in any short-term speculative trading in our stock, as well as hedging and other derivative transactions with respect to our stock.
Advisory (Non-binding) Vote on Executive Compensation in 2013.    We have considered the results of the most recent shareholder advisory vote on executive compensation. In light of the strong approval of our executive compensation practices we plan to continue the compensation policies and procedures supported by our shareholders.

EXECUTIVE OFFICER COMPENSATION TABLES
The following tables summarize the total compensation paid or earned by each of the named executive officers for the year ended December 31, 2013. We have not entered into any employment agreements with any of the named executive officers. The performance-based conditions and criteria for determining amounts payable with respect to our non-equity incentive compensation plan are described above on pages 21 to 23.

SUMMARY COMPENSATION TABLE

Name & Principal Position(a)	Year (b)	Salary ($) (c)	Bonus(3) ($) (d)	Stock Awards(1) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation(2) ($) (i)	Total ($) (j)
Philip K. Asherman,	2013	$1,208,269	$2,000,000	$8,438,590	$—	$2,528,064	$530,335	$14,705,258
President and Chief	2012	$985,000	$500,000	$4,979,482	$—	$2,093,125	$667,171	$9,224,778
Executive Officer	2011	$985,000	$500,000	$4,325,212	$89,429	$2,462,500	$350,284	$8,712,425
Ronald A. Ballschmiede	2013	$576,916	$—	$1,976,989	$—	$818,938	$133,352	$3,506,195
Executive Vice President and	2012	$550,220	$250,000	$1,324,427	$—	$748,299	$160,454	$3,033,400
Chief Financial Officer	2011	$534,810	$—	$1,118,435	$26,073	$854,710	$152,380	$2,686,408
Lasse J. Petterson	2013	$710,043	$—	$8,459,910	$—	$—	$162,595	$9,332,548
Former Executive Vice President and	2012	$653,727	$—	$1,463,239	$—	$1,000,202	$193,964	$3,311,132
Chief Operating Officer(4)	2011	$635,419	$—	$1,118,435	$—	$1,142,435	$181,765	$3,078,054
Daniel M. McCarthy,	2013	$602,100	$—	$1,534,056	$—	$775,200	$151,234	$3,062,590
Executive Vice President and	2012	$545,421	$—	$1,361,784	$—	$788,133	$199,626	$2,894,964
President Technology	2011	$438,920	$—	$720,090	$—	$738,922	$146,498	$2,044,430
Luke V. Scorsone,	2013	$659,011	$—	$1,188,298	$—	$824,980	$213,198	$2,885,487
Executive Vice President and	2012	$414,481	$—	$745,679	$—	$448,968	$92,511	$1,701,639
President Fabrication Services	2011	$397,405	$—	$639,111	$11,189	$419,708	$92,874	$1,560,287
Edgar C. Ray,	2013	$607,043	$—	$1,184,737	$—	$745,104	$149,693	$2,686,577
Executive Vice President and	2012	$416,915	$250,000	$747,633	$—	$496,128	$119,755	$2,030,431
President Government Solutions	2011	$383,207	$—	$585,861	$7,452	$534,603	$113,804	$1,624,927

(1)
The amounts in columns (e) and (f) represent the aggregate grant date fair market value of equity awards and the aggregate grant date fair market value of option awards under the Long-Term Incentive Plan, each computed in accordance with FASB ASC Topic 718, for the fiscal years ended December 31, 2013, 2012, and 2011. Assumptions for the calculation of amounts in columns (e) and (f) are included in note 15 to the Company’s audited financial statements for the year ended December 31, 2013, filed with the SEC on February 27, 2014. For the current year, these awards are also reflected in the Grants of Plan-Based Awards Table on page 27. The performance share grants included in column (e) may vest between 0% and 200% depending on performance, as explained in note (2) to the Grants of Plan-Based Awards table.

(2)
All other compensation reported for 2013 represents personal benefits, contributions by us to our 401(k) Plan and Excess Plan, whether vested or unvested, and life insurance premiums for the benefit of the executive. The amount of contributions to the 401(k) Plan and Excess Plan, respectively, whether vested or unvested, contributed or currently expected to be contributed with respect to compensation earned in 2013 for each named executive officer are as follows: Philip K. Asherman, $20,400, $243,712; Ronald A. Ballschmiede, $20,400, $85,617; Lasse J. Petterson, $20,400, $114,466; Daniel M. McCarthy, $20,400, $90,819; Luke V. Scorsone, $20,400, $68,238; and Edgar C. Ray $20,400, $67,854. Personal benefits consisted of Company leased vehicles or allowances for vehicles and vehicle maintenance, club membership fees, financial planning assistance, physicals for the executive and his or her spouse, relocation expenses, and personal air travel by our CEO, all of which are valued at the actual cost charged to or incremental cost borne by us. Personal benefits in excess of the greater of $25,000 or 10% of the total amount of personal benefits for such executive officer include: Mr. Asherman, personal air travel which is reviewed and approved by the Supervisory Board annually, $175,973 and car allowance and related costs $37,721; Mr. Scorsone, relocation expenses $89,220; and Mr. Ray, relocation expenses $28,381. Mr. Asherman is a member of the Supervisory Board but receives no additional compensation for being a member of the Supervisory Board.

(3)	The 2013 discretionary bonus was awarded on February 20, 2014, payable in restricted stock units vesting 33⅓% per year based on the closing price of the stock on February 20, 2014.

(4)
Mr. Petterson retired from the Company effective December 5, 2013. Company approval of his retirement permitted him to vest immediately in his restricted stock unit awards and to have extended vesting in performance awards with previously established financial metrics that would potentially be achieved by the Company in 2014 and 2015. As described above, along with the other named executive officers at that time, Mr. Petterson received stock awards in February 2013 which had an aggregate grant date fair market value of $2,247,158. In connection with his retirement from the Company, Mr. Petterson’s unvested stock awards granted from 2010 to 2013 were modified to qualify for retirement status under the

LTIP. This accelerated vesting did not change the original number of shares granted, and the economic value to Mr. Petterson or the Company of the previously awarded stock is the same as Mr. Petterson would have received had he remained an employee through February 9, 2014, his original retirement eligibility date. However, in accordance with FASB ASC Topic 718, the shares with accelerated vesting were treated as new grants, resulting in an incremental fair value of $6,212,752 for the purpose of the Summary Compensation Table and an incremental 2013 expense of $2,408,683.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (i)	All Other Stock Awards: Number of Securities Underlying Options (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
Name(a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Philip K.
Asherman	2/21/2013	$—	$1,663,200	$3,326,400	53,083	106,165	212,330	44,332	—	$—	$8,438,590
Ronald A.
Ballschmiede	2/21/2013	$—	$538,775	$1,077,550	10,773	21,546	43,092	13,996	—	$—	$1,976,989
Lasse J.	2/21/2013	$—	$645,400	$1,290,800	12,246	24,491	48,982	15,908	—	$—	$2,247,158
Petterson (5)	12/5/2013				21,511	43,021	86,042	38,909	—	$—	$6,212,752
Daniel M.
McCarthy	2/21/2013	$—	$510,000	$1,020,000	8,360	16,719	33,438	10,860	—	$—	$1,534,056
Luke V.
Scorsone	2/21/2013	$—	$542,750	$1,085,500	6,476	12,951	25,902	8,412	—	$—	$1,188,298
Edgar C.
Ray	2/21/2013	$—	$490,200	$980,400	6,456	12,912	25,824	8,387	—	$—	$1,184,737

(1)
Awards under the Incentive Compensation Program establish threshold (minimum) performance targets, as explained on pages 21 and 22. However, no incentive compensation is paid for mere threshold (minimum) achievement. Incentive compensation becomes payable only to the extent the thresholds are exceeded. The amount payable for target achievement is shown in column (d). The amount shown in column (e) is the maximum of 200% of such target amount. These amounts are based on the individual’s current salary and position. The actual payments resulting from these awards for 2013 are shown in column (g) of the Summary Compensation Table.

(2)
The amounts shown in column (f) reflect the minimum stock awards of performance shares under our Long-Term Incentive Plan which is 50% of the target award shown in column (g). The amount shown in column (h) is 200% of such target award. Performance shares vest 33 1/3% per year based on earnings per share targets for the preceding year as of the end of the applicable performance period. The grant date fair market value of these awards for 2013 is also included in column (e) of the Summary Compensation Table. The actual stock awards for 2013, based on 2013 performance for these awards plus performance stock awards granted in 2012 and 2011, are discussed on page 22.

(3)
These awards are restricted stock units made under our LTIP, which vest 25% per year over four years on the anniversaries of the grant date. If dividends are paid on shares, participants are paid as compensation at the same time and on the same basis as the underlying restricted stock vests at an amount equal to accumulated dividends. The grant date fair market value of these awards is also included in column (e) of the Summary Compensation Table.

(4)	The grant date fair market values of stock awards are computed in accordance with FASB ASC Topic 718.

(5)	Mr. Petterson retired from the Company effective December 5, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards (1)				Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Philip K. Asherman	1,126		$23.655	3/9/2015	19,030	(2)	$1,582,154	24,143	(6)	$2,007,249
	7,000		$22.910	7/1/2015	23,526	(3)	$1,955,952	52,722	(7)	$4,383,307
	9,990		$30.510	2/21/2017	24,764	(4)	$2,058,879	106,165	(8)	$8,826,558
	9,136		$29.610	2/28/2017	44,332	(5)	$3,685,762
	9,991		$45.310	2/21/2018
	4,356		$45.360	2/22/2018
	17,473		$47.000	2/27/2018
	22,902		$9.280	12/5/2018
	160,757		$8.190	2/20/2019
	9,991		$8.190	2/21/2019
	4,356		$8.190	2/22/2019
	9,991		$22.100	2/21/2020
	7,995		$22.280	2/22/2020
	4,356		$22.280	2/22/2020
		4,356	$33.630	2/22/2021
Ronald A. Ballschmiede	4,430		$30.510	2/21/2017	5,947	(2)	$494,434	5,216	(6)	$433,658
	4,430		$45.310	2/21/2018	7,624	(3)	$633,859	12,051	(7)	$1,001,920
	1,270		$45.360	2/22/2018	8,805	(4)	$732,048	21,546	(8)	$1,791,334
	3,790		$47.000	2/27/2018	13,996	(5)	$1,163,627
	12,110		$9.280	12/5/2018
	68,006		$8.190	2/20/2019
	4,430		$8.190	2/21/2019
	1,270		$8.190	2/22/2019
	4,430		$22.100	2/21/2020
	2,332		$22.280	2/22/2020
	1,270		$22.280	2/22/2020
		1,270	$33.630	2/22/2021
Lasse J. Petterson (9)								5,216	(6)	$433,658
								13,314	(7)	$1,106,926
								24,491	(8)	$2,036,182

Daniel M. McCarthy	32,320		$8.190	2/20/2019	3,253	(2)	$270,454	3,359	(6)	$279,267
					4,909	(3)	$408,134	12,391	(7)	$1,030,188
					9,054	(4)	$752,750	16,719	(8)	$1,390,018
					10,860	(5)	$902,900
Luke V. Scorsone		1,162	$30.510	2/21/2017	2,974	(2)	$247,258	2,981	(6)	$247,840
		2,000	$30.640	2/26/2017	4,357	(3)	$362,241	5,669	(7)	$471,321
		3,076	$29.610	2/28/2017	6,213	(4)	$516,549	12,951	(8)	$1,076,746
	1,162		$45.310	2/21/2018	8,412	(5)	$699,374
	544	`	$45.360	2/22/2018
	2,000		$46.470	2/26/2018
	3,117		$47.000	2/27/2018

	1,162		$8.190	2/21/2019
	544		$8.190	2/22/2019
	1,162		$22.100	2/21/2020
	999		$22.280	2/22/2020
	544		$22.280	2/22/2020
		545	$33.630	2/22/2021

Edgar C. Ray	472		$14.120	2/12/2014	2,676	(2)	$222,483	2,733	(6)	$227,222
	600		$13.910	7/1/2014	3,994	(3)	$332,061	6,803	(7)	$565,601
	158		$23.655	3/9/2015	4,971	(4)	$413,289	12,912	(8)	$1,073,504
	600		$22.910	7/1/2015	8,387	(5)	$697,295
	600		$24.150	7/1/2016
	464		$30.510	2/21/2017
	1,399		$29.610	2/28/2017
	465		$45.310	2/21/2018
	363		$45.360	2/22/2018
	1,829		$47.000	2/27/2018
	7,194		$9.280	12/5/2018
	25,250		$8.190	2/20/2019
	465		$8.190	2/21/2019
	363		$8.190	2/22/2019
	465		$22.100	2/21/2020
	666		$22.280	2/22/2020
	363		$22.280	2/22/2020
		363	$33.630	2/22/2021

(1)
Options granted December 5, 2008 and expiring December 5, 2018, and options granted February 20, 2009 and expiring February 20, 2019, vested in two 50% installments on the first and second anniversaries of the respective grant date. All other options are “retention options” that vest on the seventh anniversary of the grant of the option, but may vest on the third anniversary of the grant if the holder has held continuously until such date shares awarded as performance shares or granted as restricted shares or units for which restrictions have lapsed.

(2)	Restricted stock awarded 2/19/10 is scheduled to vest ratably each year through 2/19/14.

(3)	Restricted stock awarded 2/17/11 is scheduled to vest ratably each year through 2/17/15.

(4)	Restricted stock awarded 2/16/12 is scheduled to vest ratably each year through 2/16/16.

(5)	Restricted stock awarded 2/21/13 is scheduled to vest ratably each year through 2/21/17.

(6)	Performance shares awarded 2/17/11 are scheduled to vest over each of the three one-year performance periods, subject to satisfaction of performance criteria for the applicable year.

(7)	Performance shares awarded 2/16/12 are scheduled to vest over each of the three one-year performance periods, subject to satisfaction of performance criteria for the applicable year.

(8)	Performance shares awarded 2/21/13 are scheduled to vest over each of the three one-year performance periods, subject to satisfaction of performance criteria for the applicable year.

(9)	Mr. Petterson retired from the Company effective December 5, 2013.

OPTION EXERCISES AND STOCK VESTED
The following table includes information with respect to restricted stock and performance share vesting, and options exercised, by the named executive officers in 2013.

	Option Awards		Stock Awards
Name(a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Philip K. Asherman	—	$—	91,471	(1)	$4,919,998
			171,784	(2)	$13,718,670
Ronald A. Ballschmiede	—	$—	27,193	(1)	$1,463,730
			36,846	(2)	$2,942,522
Lasse J. Petterson (3)	—	$—	82,650	(1)	$5,269,037
			40,072	(2)	$3,200,150
Daniel M. McCarthy	8,080	$421,147	16,097	(1)	$867,228
			30,254	(2)	$2,416,084
Luke V. Scorsone	—	$—	13,775	(1)	$742,077
			20,264	(2)	$1,618,283
Edgar C. Ray	600	$26,997	12,063	(1)	$649,907
			20,876	(2)	$1,667,157

(1)	Restricted stock vesting in 2013.

(2)	Performance shares earned in 2013.

(3)	Mr. Petterson retired from the Company effective December 5, 2013.

NONQUALIFIED DEFERRED COMPENSATION
We adopted the Excess Plan to provide retirement benefits for our eligible employees (including executive officers) on the same basis, in proportion to pay, as we provide retirement benefits to all our salaried employees generally. We contribute to the Excess Plan the difference between the amount that would have been contributed by the Company to participants’ 401(k) Plan accounts but for the Code limitations, and the contributions actually made to participants’ 401(k) Plan accounts. Contributions to the Excess Plan are paid into a rabbi trust, with an independent trustee. Earnings on these contributions are determined by participants’ designation of investment funds from the same group (other than the Company stock fund) that is available under the 401(k) Plan. Executives can change the election of investments at any time without restriction. At the time an executive becomes a participant, he or she elects whether distribution will occur on a designated date, or upon termination of employment or a designated date thereafter. Executives are not permitted to make contributions to the Excess Plan.
We have also adopted the Deferred Compensation Plan. Contributions to the Deferred Compensation Plan are paid into a rabbi trust. Earnings on these contributions are determined by participants’ designation of investment funds from the same group (other than the Company stock fund) that is available under the 401(k) Plan and the Excess Plan. Executives make contributions to the Deferred Compensation Plan at the time they are paid compensation. Executives can change the election of investments at any time without restriction.
The following table summarizes certain nonqualified deferred compensation contributions made or currently planned to be made for 2013 pursuant to our Excess Plan. No named executive officers contributed to the Deferred Compensation Plan in 2013.

Name(a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings In Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Philip K. Asherman	$—	$243,712	$131	$—	$1,374,379
Ronald A. Ballschmiede	$—	$85,617	$88,207	$—	$596,983
Lasse J. Petterson (1)	$—	$114,466	$68,629	$—	$495,077
Daniel M. McCarthy	$—	$90,819	$55,066	$—	$449,759
Luke V. Scorsone	$—	$68,238	$25	$—	$255,892
Edgar C. Ray	$—	$67,854	$6,327	$—	$236,109
(1) Mr. Petterson retired from the Company effective December 5, 2013.
All amounts reported as contributions have been reported as compensation to the named executive officer in the Summary Compensation Table for the last completed fiscal year. Amounts in the “Aggregate Balance” column that represent past contributions have been reported in the Summary Compensation Tables of our proxy statements in prior years. No amounts reported as earnings have been reported as compensation to the named executive officer.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Vesting or Payment of Benefits, Absent a Change of Control.
Incentive Compensation Program.    Compensation under the Incentive Compensation Program may be payable in part, and equity awards under the LTIP may continue to vest, on certain terminations of employment. Generally, no incentive compensation is paid if employment terminates before the last day of the incentive compensation year. However, pro rata annual incentive compensation, based on the time the executive officer is actually employed during the incentive compensation year, may be payable if termination of employment occurs by retirement, death or disability. “Retirement” for this purpose is a termination of employment after age 65, or after 30 years of service, or after age 55 with 10 years of service.
LTIP.    Generally awards under the LTIP are forfeited if employment terminates before the vesting date provided in the applicable award agreement. However, the award agreements provide that upon termination of employment for death, retirement, disability or dismissal for the convenience of the Company (other than an involuntary termination of employment for willful misconduct or gross negligence as it may be determined by the Organization and Compensation Committee) any unvested options will continue to vest and be exercisable for a period of up to five years after the date of termination or ten years after the date of grant, whichever is earlier, and any unvested restricted stock awards will immediately vest. Performance shares granted before 2011 provide that any performance shares that would vest for performance in the year of termination will also vest if performance metrics are met for that year. In order to encourage a long-term decision making perspective for senior management approaching retirement, performance shares granted after 2010 provide that if termination is a result of death, disability or retirement, any performance shares that would vest for performance in any of the following years will also vest if performance metrics are met for the respective year. If the retirement, death, disability or dismissal for the convenience of the Company of an executive officer occurred on the last business day of 2013, the number of options and shares of restricted stock that would continue to vest would be the same as the number of unexercisable options and the number of shares that have not vested shown in columns (c) and (g) and (h) (as applicable) of the Outstanding Equity Awards at Fiscal Year-End table above.
Nonqualified Deferred Compensation Plan.    To the extent elected by the executive, vested nonqualified deferred compensation would be payable upon any termination of employment up to the vested amount of the aggregate account balance as shown in column (f) of the Nonqualified Deferred Compensation table above.
Broad-Based Benefit Arrangements.    The Company also provides death and disability benefits, 401(k) plan benefits, and medical benefits under broad-based plans that do not discriminate in scope, terms or operation in favor of its executive officers and that are available generally to all eligible U.S. salaried employees. Prior to January 1, 2009, termination of employment by retirement as defined in the applicable plan entitled our employees (including our named executive officers) to post-retirement medical benefits. Effective January 1, 2009, for employees (including executive officers) hired on or after that date but before January 1, 2011, we revised our retiree medical plan to eliminate post-retirement medical benefits after age 65. Effective January 1, 2011, for employees (including executive officers) hired on or after that date, no post-retirement medical benefits (pre-65 or post-65) are provided.

Change of Control and Severance Benefits for Named Executive Officers.
Severance Benefits.    We have no general severance benefit plans covering named executive officers. Depending on the circumstances we may enter into specific separation agreements with executive officers (or others) who leave the Company.
Change of Control Agreements.    As of December 31, 2013, we had change of control severance agreements (“Agreements”) with our chief executive officer and all but one of his executive officer direct reports (note that James W. Sabin, Jr., who became an executive officer direct report in December 2013, had not yet executed an Agreement). These Agreements are substantially identical except that there is no tax gross-up for Agreements executed after May 2008 (See Special Payments Relating to a Change of Control). These Agreements are intended to assure the retention and performance of executives if a “change of control” of the Company is pending or threatened, to reduce the distraction of our executives that might otherwise arise from the personal uncertainties caused by a change of control, to encourage the executive’s full attention and dedication to the Company and to provide the executive with compensation and benefits following a change of control that are competitive with those of similarly situated corporations.
Each Agreement provides for acceleration and payment of certain previously awarded benefits upon a change of control of the Company and certain additional benefits upon the executive’s termination of employment by the Company without “cause,” or by the executive with “good reason,” within a three-year period following the change of control. This period is set at three years to avoid giving the post-change Company a financial incentive to avoid severance obligations by keeping the executive employed in an unproductive capacity until his or her entitlement to those benefits expires. The Agreements also address termination within that period by the Company for cause, by the executive other than for good reason, or upon death or disability.
Under the Agreements, “change of control” generally is defined as the acquisition by any person or group of 25% or more of the beneficial interest in the equity of the Company; failure of the current Supervisory Board (and members nominated by at least 75% of the then-current Supervisory Board members) to comprise at least 50% of the Supervisory Board; Supervisory Board or shareholder approval of a merger or reorganization or consolidation resulting in less than 75% continuing ownership by the pre-merger shareholders; or Supervisory Board or shareholder approval of any transaction as a result of which the Company does not own at least 75% of Chicago Bridge & Iron Company (“Chicago Bridge”), or Chicago Bridge does not own at least 75% of its subsidiary, Chicago Bridge & Iron Company (Delaware). The Agreements use a 25% threshold to define a change of control because the stock ownership of the Company is fairly widely distributed, and a single person (or group) owning 25% of the stock can exercise in practice a disproportionate control over its management and policies.
Accelerated Vesting and Payment of Deferred Benefits Upon a Change of Control.    The Agreements do not provide “single trigger” benefits payable solely by reason of a change of control. However, they do provide for accelerated vesting and payment of certain previously awarded benefits. These are minimum pro-rata target incentive compensation, vesting in options, restricted shares and performance shares, and (if the change of control also meets the conditions of Section 409A of the Code for accelerated payment of deferred compensation), vesting and an immediate lump sum cash payment of all deferred compensation and of the value of all performance shares assuming achievement of target performance goals. The provisions for accelerated vesting and payment of deferred benefits are intended to avoid the risk of potential non-payment by the post-change Company, and to reflect that, depending on the post-change circumstances of the Company, it may be difficult, impossible or meaningless to apply pre-change targets for performance-based compensation. The applicable amounts of these benefits and the other benefits described here are shown in the tables below for each current named executive officer.
Benefits Payable or Provided upon a Change of Control and Termination Without Cause or For Good Reason.    The Agreements do not provide “modified single trigger” benefits that would allow an executive to leave for any reason and still receive the change-of-control severance benefit package. However, the Agreements provide “double trigger” benefits upon termination of employment by the Company without cause or by the executive for good reason during the three-year period following a change of control. In those events, the executive will be entitled to a lump sum payment of three times the sum of his or her annual minimum base salary plus minimum annual incentive compensation (which is at least equal to target incentive compensation). The factor of three is intended to cover the period that it might take a senior executive to find comparable employment. In addition, the promise of change of control severance benefits in these events is intended generally to supply adequate and sufficient consideration for the executive’s non-competition obligations described below. The executive will also be entitled to a payment of pro-rata minimum incentive compensation for the year of termination, payment of deferred compensation (to the extent not paid upon the change of control), continuation for him or her and his or her dependents of medical and other benefits for a three-year period after termination of employment, payment of the amount (if any) of 401(k) Plan benefits forfeited upon termination of employment and to receive Company-provided outplacement services. Benefit continuation for a three-year period is intended to cover the period that it might take a senior executive to find employment providing comparable benefits and to cushion the executive and his or her family against the possibility that no subsequent employment would provide comparable benefits. The executive has no duty to mitigate these benefits by seeking subsequent employment and they are not reduced for compensation or benefits in subsequent employment. The executive (as well as dependents if applicable) who joined the Company before January 1, 2011 is further entitled to certain post-termination medical coverage beginning at the later of age 50 or expiration of the three-year period after termination of employment, at active employee rates until age 65 and at retiree rates after age 65. These medical coverage benefits are secondary to any benefits the executive may receive through subsequent employment.

For purposes of these Agreements, “cause” includes conviction of a felony or of a crime involving moral turpitude, or willful misconduct or breach of the agreement that results in material financial detriment to the Company, but cause does not include negligence, actions taken in good faith, actions indemnifiable by the Company, or known to the Company for more than a year before the purported termination. The executive is entitled to certain procedural protections before the Company can terminate employment for “cause.” “Good reason” for resignation generally includes any adverse changes in the executive’s duties, title, reporting requirements or responsibilities; failure by the Company to provide the compensation, incentive compensation, work location, plan and other payments, benefits and perquisites called for by the Agreement, other breach of the Agreement by the Company or adverse change in the terms and conditions of the executive’s employment, initiating a termination for cause without completing the termination within 90 days in compliance with the Agreement, any other purported termination of executive’s employment not contemplated by the Agreement, or failure of a successor to assume and perform the Agreement.
Benefits Payable or Provided upon Change of Control and Voluntary Termination, Death or Disability.    On voluntary termination by the executive without good reason during the three-year period following a change of control, the executive is entitled to payment of pro-rata minimum incentive compensation for the year of termination and payment of deferred compensation (to the extent not paid upon the change of control). On termination for disability or death during that three-year period, the executive (or his or her beneficiaries) is entitled to benefits under the Company’s broad-based disability and death plans with no enhancement except that such benefits may not be reduced below the greatest benefit level in effect during the 90-day period preceding the change of control. Upon termination for cause during the three-year period the executive is entitled to payment of deferred compensation (to the extent not paid upon the change of control). Upon any termination of employment during that three-year period, the executive is entitled to salary and accrued vacation pay through the termination date and reimbursement of business expenses incurred prior to termination.
Special Payments Relating to a Change of Control.    The Agreements executed on or before May 2008 provide that the Company will pay an amount necessary to reimburse each employee, on an after-tax basis, for any excise tax due under Section 4999 of the Code as a result of such payment being treated as a “parachute payment” under Section 280G of the Code. The Company continues to honor these Agreements for such executives, but Agreements executed after May 2008 no longer include this reimbursement provision. Accordingly, such Agreements provide instead that the value of change-of-control benefits will be limited to an amount (generally, 299% of average compensation for the past five years) sufficient to avoid the excise tax, unless the net after tax-amount of the full benefits payable to the executive after taking the excise tax into account is at least 105% of such limited amount. This limitation would apply to Mr. Scorsone in 2013 as shown in the table below. Under all Agreements, the Company will also reimburse the executive’s legal fees and related costs incurred to obtain benefits under the Agreements as long as the executive had a reasonable basis for the action or was acting in good faith. The Company must maintain a letter of credit and escrow in force to secure this obligation for legal fee reimbursement.
Applicable Restrictive Covenants.    In exchange for the above benefits, the Agreements impose certain obligations on the executive that apply during employment (before or after a change of control) and after any termination of employment, including terminations of employment before any change of control happens, and regardless of the reason for termination of employment. These are an obligation to maintain the confidentiality of Company confidential information, not to engage directly or indirectly in competition with the Company, and not to solicit employees, customers, vendors and suppliers away from the Company or otherwise interfere with the Company’s customer, vendor and supplier relationships. A competitive business is defined to be any construction and engineering business specializing in the engineering and design, materials procurement, fabrication, erection, repair and modification of steel tanks and other steel plate structures and associated systems and any branch, office or operation thereof, which is a direct and material competitor of the Company wherever in the world the Company does business. The executive agrees that these covenants may be specifically enforced against him or her by injunction.
Tabular Disclosures of Potential Benefits Paid or Provided Upon Change of Control.    The following tables tally the benefits that would be paid or provided for each of the named executive officers, other than Mr. Petterson. Mr. Petterson retired from the Company before December 31, 2013, and his separation benefits are described above in footnote 4 on page 25. The tables assume that a change of control and a simultaneous without cause or good reason termination, a voluntary resignation without good reason, or a termination for cause, occurring on the last business day of 2013, applying the closing price of Company stock on that day (which was $83.14 per share). Benefits upon death or disability are omitted because they would be the same as under the Company’s broad-based plans as discussed above. A voluntary resignation without good reason on that date by Messrs. Asherman, Ballschmiede, McCarthy and Scorsone would qualify as a “retirement” entitling those officers to incentive compensation, equity vesting and eligibility for the Company’s retiree medical benefit program, without regard to the change of control severance agreements. The amount shown for these retirement-eligible executives for vesting of performance shares granted in 2011 assumes those shares would continue to vest at target upon attainment of target performance objectives. In addition, whether or not the termination is a retirement, Messrs. Asherman, Ballschmiede, McCarthy, Ray and Scorsone would be fully vested in their benefits under the 401(k) Plan and the Excess Plan.
The table assumes that upon a termination for cause, the Organization and Compensation Committee would exercise its discretion to reduce any incentive compensation otherwise payable to zero even if the executive would otherwise qualify for “retirement” under the Incentive Compensation Program, and that no change of control benefits would be payable. Accordingly, benefits on termination for cause would consist only of unpaid salary through the date of termination and other accrued vested benefits. For this reason, benefits upon termination for cause are omitted from the tables. For purposes of the Section 4999 gross-up, the amount in the table is based on the assumptions of an excise tax rate of 20%, a marginal federal income tax rate of 39.6%, a 2.35% Medicare tax rate and state income tax rate applicable to the named executive officer, and the assumptions that no amounts will be attributed to reasonable compensation before or after the change of control and that no value will be attributed to the executive’s non-competition covenant. The value of health plan benefits is based upon and assumes that the executive will continue paying applicable employee (or retiree) premiums for coverage for the maximum period permitted by the Agreement. The table also assumes that the executive will not incur legal fees or related costs in enforcing the Agreement.

CHANGE OF CONTROL BENEFITS — PHILIP K. ASHERMAN

Benefits and Payments Upon Change of Control and Simultaneous Termination	Voluntary Termination	Good Reason or Without Cause Termination
Incentive compensation	$2,528,064	$2,528,064
Equity award vesting
Options	$215,666	$215,666
Restricted Stock	$9,282,747	$9,282,747
Performance Shares	$15,217,114	$15,217,114
Deferred Compensation	$1,374,379	$1,374,379
Severance payment	$—	$11,184,192
Payment of 401(k) forfeiture	$—	$—
Outplacement	$—	$240,000
Benefit plan continuation
Medical (including dental and vision)	$39,957	$178,599
Disability	$—	$2,352
Life insurance	$—	$4,797
Excise tax gross-up	$—	$—
CHANGE OF CONTROL BENEFITS — RONALD A. BALLSCHMIEDE

Benefits and Payments Upon Change of Control and Simultaneous Termination	Voluntary Termination	Good Reason or Without Cause Termination
Incentive compensation	$818,938	$818,938
Equity award vesting
Options	$62,878	$62,878
Restricted Stock	$2,365,124	$2,365,124
Performance Shares	$3,226,912	$3,226,912
Deferred Compensation	$596,983	$596,983
Severance payment	$—	$4,181,814
Payment of 401(k) forfeiture	$—	$—
Outplacement	$—	$115,000
Benefit plan continuation
Medical (including dental and vision)	$32,730	$170,281
Disability	$—	$2,352
Life insurance	$—	$4,797
Excise tax gross-up	$—	$—

CHANGE OF CONTROL BENEFITS — DANIEL M. MCCARTHY

Benefits and Payments Upon Change of Control and Simultaneous Termination	Voluntary Termination	Good Reason or Without Cause Termination
Incentive compensation	$775,200	$775,200
Equity award vesting
Options	$—	$—
Restricted Stock	$2,334,238	$2,334,238
Performance Shares	$2,699,473	$2,699,473
Deferred Compensation	$980,360	$980,360
Severance payment		$4,125,600
Payment of 401(k) forfeiture	$—	$—
Outplacement	$—	$120,000
Benefit plan continuation
Medical (including dental and vision)	$30,108	$66,023
Disability	$—	$2,352
Life insurance	$—	$4,797
Excise tax gross-up	$—	$—

CHANGE OF CONTROL BENEFITS — LUKE V. SCORSONE

Benefits and Payments Upon Change of Control and Simultaneous Termination	Voluntary Termination	Good Reason or Without Cause Termination
Incentive compensation	$824,980	$824,980
Equity award vesting
Options	$357,797	$357,797
Restricted Stock	$1,825,422	$1,825,422
Performance Shares	$1,795,907	$1,795,907
Deferred Compensation	$255,892	$255,892
Severance payment	$—	$4,424,940
Payment of 401(k) forfeiture	$—	$—
Outplacement	$—	$130,000
Benefit plan continuation
Medical (including dental and vision)	$54,636	$173,378
Disability	$—	$2,352
Life insurance	$—	$4,797
Excise tax gross-up	$—	$—
Reduction to limitation	$—	$(301,976)

CHANGE OF CONTROL BENEFITS — EDGAR C. RAY

Benefits and Payments Upon Change of Control and Simultaneous Termination	Voluntary Termination	Good Reason or Without Cause Termination
Incentive compensation	$—	$745,104
Equity award vesting
Options	$—	$17,972
Restricted Stock	$—	$1,665,128
Performance Shares	$—	$1,886,327
Deferred Compensation	$236,109	$236,109
Severance payment	$—	$4,035,312
Payment of 401(k) forfeiture	$—	$—
Outplacement	$—	$120,000
Benefit plan continuation
Medical (including dental and vision)	$—	$278,307
Disability	$—	$2,352
Life insurance	$—	$4,797
Excise tax gross-up	$—	$3,078,495

DIRECTOR COMPENSATION

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (2) ($) (c)	Option Awards (3) ($) (d)	All Other Compensation (4) ($) (g)	Total ($) (h)
L. Richard Flury (5)	$230,000	$149,995	—	$8,279	$388,274
James R. Bolch (6)	$75,000	$149,995	—	$1,874	$226,869
Deborah M. Fretz (7)	$56,250	$149,995	—	$1,060	$207,305
J. Charles Jennett (8)	$40,000	$—	—	$5,361	$45,361
W. Craig Kissel (9)	$86,250	$149,995	—	$1,800	$238,045
Larry D. McVay (9)	$85,000	$149,995	—	$2,064	$237,059
Gary L. Neale (8)	$41,250	$—	—	$8,139	$49,389
Michael L. Underwood	$90,000	$149,995	—	$599	$240,594
Marsha C. Williams	$82,500	$149,995	—	$599	$233,094

(1)
Philip K. Asherman, President and Chief Executive Officer, is not included in this table as he is our employee and receives no compensation for his services as a member of the Supervisory Board. The compensation received by Mr. Asherman as our employee is shown in the Summary Compensation Table on page 25.

(2)
Reflects the grant date fair market value computed in accordance with FASB ASC Topic 718. The number of stock awards outstanding at the end of the last completed year for each member of the Supervisory Board was 2,620. The stock awards were granted in May 2013.

(3)	No outside members of the Supervisory Board have option awards outstanding.

(4)	All other compensation includes the 15% discount on shares purchased (described below), above market interest on deferred compensation, and dividends on stock awards, as applicable.

(5)
Mr. Flury is non-executive Chairman of the Supervisory Board. Mr. Flury receives 50% of his fees earned in cash, and as described below defers until 2017 42% of fees in cash and 8% of fees to purchase Company stock.

(6)	Mr. Bolch receives 50% of his fees earned in cash, and as described below defers until one year after retirement 42% of fees converted to Company stock and 8% to purchase Company stock.

(7)	Ms. Fretz receives 92% of her fees earned in cash and 8% of fees to purchase Company stock, all deferred until retirement.

(8)
Messrs. Jennett and Neale retired from the Supervisory Board in May 2013. Mr. Jennett received 100% of his fees earned in cash immediately, and Mr. Neale received 50% of his fees earned in cash immediately and deferred until one year after his retirement 42% of fees converted to Company stock and 8% of fees to purchase Company stock.

(9)	Messrs. Kissel and McVay each receive 92% in cash and apply 8% of fees to purchase Company stock.

As approved at the 2012 annual meeting of shareholders, members of the Supervisory Board received in 2013 as compensation for their services as members of the Supervisory Board the following: 1) members of the Supervisory Board who are not employees received an annual retainer of $75,000, except for the non-executive Chairman of the Supervisory Board, who received an annual retainer of $225,000, and 2) each member of the Supervisory Board received an annual equity retainer in the amount of $150,000 paid in restricted stock, priced as of the close of the market on the day the grant was made and which will vest on the one year anniversary of the date of the grant. Committee chairmen also received an annual retainer as follows: Audit Committee Chairman, $15,000; Organization & Compensation Committee Chairman, $15,000; Nominating Committee Chairman, $10,000; Corporate Governance Committee Chairman, $10,000; and Strategic Initiatives Committee Chairman, $5,000. All meeting fees have been eliminated.
Members of the Supervisory Board may elect to receive their compensation in common shares and may elect to defer their compensation in the form of cash or stock. Fees deferred in the form of cash are credited with interest at the rate of prime plus 1%, updated quarterly based on the prime rate for the first business day of each calendar quarter as published in the Wall Street Journal. For fees deferred in the form of stock, the number of shares of our stock is determined by dividing the fees earned by the closing price per share of our stock on the New York Stock Exchange on the first trading day preceding the respective Supervisory Board meeting and such shares earn dividends at the regular rate and are converted into additional shares based on the closing price per share of our stock on the New York Stock Exchange on the dividend payment date. In addition, a member of the Supervisory Board may direct that up to 8% of his or her director’s fees be applied to purchase shares at 85% of the closing price per share on the New York Stock Exchange on the first trading day following the end of each calendar quarter. Shares are issued either at the time of purchase or at a specified future date. Members of the Supervisory Board who are full-time employees of the Company receive no compensation for serving as members of the Supervisory Board.
In 2005, we adopted stock ownership guidelines for our members of the Supervisory Board. The guidelines state that each member of the Supervisory Board owns shares in our stock equal to at least five times the annual retainer. There is a five-year period for members of the Supervisory Board to meet these stock ownership targets. All members of the Supervisory Board satisfy these stock ownership guidelines.
RISK ANALYSIS
The Organization and Compensation Committee has considered the Company’s executive compensation structure to identify any design elements that might encourage excessive risk taking and, taking into account the comments of Meridian and PM&P in their review requested by the Organization and Compensation Committee, does not believe the Company’s compensation practices present risks that are reasonably likely to have a material adverse effect on the Company.
The Company’s overall compensation philosophy, peer group selection process, and positioning are consistent with typical market practices. The mix of corporate and individual objectives to measure performance, coupled with the Organization and Compensation Committee’s discretion to reduce any annual cash incentive awards otherwise determined by the corporate objectives, should mitigate excessive risk taking by tying payout to multiple elements. Further, the use of both performance shares and restricted stock to provide long-term incentives similarly mitigates the risk of any one vehicle creating undue incentive to take on excessive risk. The Company emphasizes earnings per share as a performance measure, which is consistent with shareholder value creation.
In addition, the Company has shareholding requirements for executive officers, and the Organization and Compensation Committee has established a clawback policy that allows it to recover both cash and equity-based compensation negatively affected by fraud or misconduct resulting in a material restatement of the Company’s financial statements. The Organization and Compensation Committee will continue to monitor the Company’s compensation structure from the point of view of not encouraging risks inconsistent with the interests of our shareholders.

ITEM 3	ELECTION OF SOLE MEMBER OF THE MANAGEMENT BOARD TO SERVE UNTIL 2018

The management of the Company is entrusted to the Management Board. Our Articles of Association provide that the Supervisory Board shall determine the number of members of the Management Board. The Supervisory Board has determined that the number of members of the Management Board shall be one. As permitted under Dutch law and our Articles of Association, the Supervisory Board is authorized to make binding nominations of two candidates for each open position on the Management Board, with the candidate receiving the greater number of votes being elected. The binding nature of the Supervisory Board’s nomination may be overridden by a vote of two-thirds of the votes cast at the meeting if such two-thirds vote constitutes more than one-half of the issued share capital of the Company. In that case, shareholders would be free to cast their votes for persons other than those nominated below.

With the exception of a brief period during the year 2006, Chicago Bridge & Iron Company B.V., our indirect wholly owned subsidiary, has since our incorporation served as the sole member of our Management Board. At our 2010 annual meeting of shareholders, Chicago Bridge & Iron Company B.V. was re-elected as the sole member of our Management Board for a four-year term ending on the date of the Annual Meeting.

The current Managing Directors of Chicago Bridge & Iron Company B.V. are Philip K. Asherman, Ronald A. Ballschmiede, Richard E. Chandler, Jr. and Kevin Forder.

Philip K. Asherman, 63, has served as President and Chief Executive Officer of CB&I since 2006. He joined CB&I in 2001 as a senior executive and was promoted to Executive Vice President that same year, reporting directly to the Chairman and CEO. Mr. Asherman has more than 30 years of experience in the engineering and construction industry.

Ronald A. Ballschmiede, 58, has served as Executive Vice President and Chief Financial Officer since 2006. Prior to joining CB&I, he was a partner with two large accounting firms where he led the financial statements audits for a number of major manufacturing and construction companies.

Richard E. Chandler, Jr., 57, has served as Executive Vice President and Chief Legal Officer since March 1, 2011 and as Secretary since November 2011. Previously, he served as Senior Vice President, General Counsel and Corporate Secretary of Smith International, Inc. from 2005 to 2010 and as a partner of an international law firm from 2010 to 2011.

Kevin Forder, 58 , has served as Finance Director for CB&I's Oil and Gas organization since January 2012. Prior to the role, he served as our Director of Financial Operations - Europe since joining the Company in 2005.

For the sole position on the Management Board, the Supervisory Board has nominated Chicago Bridge & Iron Company B.V. or Lealand Finance Company B.V., both of which are our direct or indirect wholly owned subsidiaries. The Supervisory Board recommends that shareholders vote in favor of the reelection of Chicago Bridge & Iron Company B.V. as the sole member of our Management Board.

As provided in the Dutch Corporate Governance Code, the person or entity elected to serve as the sole member of our Management Board will serve for a four-year term ending on the date of our annual shareholders meeting in the year 2018. At the annual meeting in 2005, the shareholders adopted the Management Board compensation policy, which is to pay no compensation to the sole member of the Management Board.
THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF CHICAGO BRIDGE & IRON COMPANY B.V. TO THE SOLE POSITION ON THE MANAGEMENT BOARD.

ITEM 4	ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
At the Annual Meeting, you will be asked to vote on a non-binding, advisory resolution, commonly known as management “say-on-pay,” to approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and related tables and narrative disclosure on pages 15 to 39 of this Proxy Statement. This advisory shareholder vote gives you the opportunity to endorse or not endorse the compensation we pay our named executive officers.
The Company and its Supervisory Board and Organization and Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this Proxy Statement. We believe that our compensation policies and procedures are competitive, focused on pay for performance and strongly aligned with the long-term interests of our stockholders. They enable us to attract and retain talented executives who are critical to our business objectives of high growth and strong execution. We believe that our compensation philosophies, policies and objectives do not present or encourage excessive or unacceptable risks. As always, the Organization and Compensation
Committee will continue to review all elements of the executive compensation program on a regular basis and external trends in compensation and take any steps it deems necessary to continue to fulfill the objectives of the program. Among other things:

•	We do not have employment agreements with our named executive officers. Each of them is employed “at will” and expected to provide exceptional personal performance to remain on the executive team;

•	We have significant stock ownership by our executives, reinforced by stock ownership guidelines, making their interests congruent with those of our shareholders;

•
We stress performance and at-risk compensation by providing a significant portion of long-term incentives (70% for Mr. Asherman and 60% for his direct executive officer reports) in the form of performance shares, with the value dependent on meeting specified corporate performance targets, and not just the market price of the stock;

•
In 2013, 88% of the total target compensation of our chief executive officer was incentive and stock based compensation, and on average was 76% for our other named executive officers. This strongly aligns executive rewards with annual, medium and long-term Company performance, including long-term stock price performance;

•	For annual cash incentive and long-term equity compensation, our named executive officers participate in the same plans under the same formulas as senior management employees generally;

•	Both the Organization and Compensation Committee and its independent compensation consultant have reviewed our compensation programs to ensure they do not encourage excessive risks;

•	We do not have defined benefits, supplemental retirement benefits or actuarial retirement benefits. Our named executive officers get the same plan benefits as our salaried employees generally; and

•
The Organization and Compensation Committee’s independent compensation consultant does not perform any services for the Company other than those that support the Organization and Compensation Committee.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.
Because your vote is advisory, it will not be binding upon the Company or the Supervisory Board. This means it will not overrule any decision by the Company or the Supervisory Board, create or change any fiduciary duties of the Company, the Supervisory Board, or its Organization and Compensation Committee, or create, reverse or nullify any legal obligation of the Company. However, the Organization and Compensation Committee will consider the outcome of the vote when reviewing and determining future executive compensation arrangements.
The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the advisory (non-binding) approval of the proposal to approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and related tables and narrative disclosure.
As the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that votes on the frequency of shareholder votes on executive compensation be held at least once every six years, we currently expect the next shareholder vote on frequency to occur at the Company’s 2018 annual meeting.
THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND RELATED TABLES AND NARRATIVE DISCLOSURE.

ITEM 5	ADOPTION OF ANNUAL ACCOUNTS FOR 2013
At the Annual Meeting, you will be asked to authorize the preparation of our Dutch statutory annual accounts and annual report of our Management Board in the English language and to adopt our Dutch statutory annual accounts for the year ended December 31, 2013 (the “Annual Accounts”), as required under Dutch law and our Articles of Association.
Our Annual Accounts are prepared in accordance with Dutch generally accepted accounting principles (“Dutch GAAP”) and Dutch law. The Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“U.S. GAAP”). Dutch GAAP generally requires us to amortize goodwill and indefinite lived intangible assets, which is not required under U.S. GAAP. In addition, the Management Report required by Dutch law, similar to the Management’s Discussion and Analysis of Results of Operations and Financial Condition included in the 2013 Annual Report to Shareholders (“Annual Report”), also contains information included in our Annual Report on Form 10-K and other information required by Dutch law. A copy of the Annual Accounts can be accessed through our website, www.cbi.com, and may be obtained free of charge by request to our principal executive offices at Prinses Beatrixlaan 35, 2595 AK The Hague, The Netherlands, and at our administrative offices c/o CB&I, 2103 Research Forest Drive, The Woodlands, TX 77380-2624, Attn: Investor Relations.
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt our Annual Accounts and to authorize the preparation of our Dutch statutory annual accounts and annual report in the English language.
THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF OUR ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS AND ANNUAL REPORT IN THE ENGLISH LANGUAGE.

ITEM 6	DISTRIBUTION FROM PROFITS
Our Articles of Association provide that the general meeting of shareholders may resolve to make distributions from profits. During 2013, we distributed four quarterly distributions (interim dividends) in cash in anticipation of the final dividend for the year. The interim dividends were distributed on March 28, June 28, September 30 and December 31, each at the rate of $0.05 per share, for an aggregate interim cash dividend of $0.20 per share.
We propose that no further distributions be made and that the final dividend for 2013 shall equal the aggregate of the four interim dividends in cash amounting to $0.20 per share and that such amounts shall be charged to profits.
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the final dividend.
THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DISTRIBUTION OF THE FINAL DIVIDEND FOR 2013.

ITEM 7	DISCHARGE OF SOLE MEMBER OF THE MANAGEMENT BOARD FROM LIABILITY
Under Dutch law, at the Annual Meeting shareholders may discharge the members of the Management Board from liability in respect of the exercise of their management duties during the financial year concerned. During 2013, the sole member of the Management Board was Chicago Bridge & Iron Company B.V., our indirect wholly-owned subsidiary. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.
It is proposed that the shareholders resolve to discharge the sole member of the Management Board from liability in respect of the exercise of its management duties during 2013.
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to so discharge the Management Board.
THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE SOLE MEMBER OF THE MANAGEMENT BOARD FROM LIABILITY FOR 2013.

ITEM 8	DISCHARGE OF MEMBERS OF THE SUPERVISORY BOARD FROM LIABILITY
Under Dutch law, at the Annual Meeting shareholders may discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.
It is proposed that the shareholders resolve to discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during 2013.
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to so discharge the Supervisory Board.
THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE SUPERVISORY BOARD FROM LIABILITY FOR 2013.

ITEM 9	APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Supervisory Board has recommended that Ernst & Young LLP (“E&Y”) be appointed as our independent registered public accounting firm for the year ending December 31, 2014. E&Y has acted as our independent registered public accounting firm since 2005. Representatives of E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions.
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint E&Y as our independent registered public accounting firm who will audit our accounts for the year ending December 31, 2014. If the appointment is not approved by affirmative vote or agreement on terms of engagement is not reached, the Supervisory Board in its discretion may appoint a qualified independent registered public accounting firm, based on what it determines to be in the best interest of the Company, to audit our accounts for the year 2014. No further meeting of shareholders will be held to approve such appointment.

THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE CONDITIONAL APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.

ITEM 10	APPROVAL OF THE CHICAGO BRIDGE & IRON 2008 LONG-TERM INCENTIVE PLAN
Chicago Bridge & Iron Company (“Chicago Bridge”), a subsidiary of the Company, sponsors the Chicago Bridge & Iron 2008 Long-Term Incentive Plan. The LTIP was approved by our 2008 annual meeting, and approved as amended by our 2009 annual meeting. A further amendment to the LTIP was approved by our 2012 annual meeting. No amendments have been made to the LTIP since these shareholder approvals.
Reasons for Seeking Shareholder Approval
The Company is not amending the LTIP. However, approval of the LTIP is necessary to permit compensation expense recognized by the Company in connection with exercise of options, and payment of performance-vested restricted stock and performance units or performance shares, to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code. Under Section 162(m), the Company cannot claim a U.S. federal income tax deduction for compensation paid to its chief executive officer or any of its three other most highly compensated executive officers other than the chief financial officer in excess of $1,000,000 in any year, unless the compensation qualifies as shareholder-approved “performance-based” compensation. Compensation attributable to exercise of options (the “spread,” or excess of the fair market value of the option shares at the time of exercise over the option exercise price) is eligible to be considered as performance-based compensation for purposes of Section 162(m).
Compensation attributable to certain other types of awards, such as performance-vested restricted stock, performance shares or performance units, is eligible to be considered as performance-based compensation for purposes of Section 162(m) if the shareholders have approved the material terms of the performance goals set forth in the LTIP for such Awards. Where, however, as under the LTIP, the Committee has authority to change the targets under a performance goal after shareholder approval of the goal the material terms of the performance goal must be disclosed and approved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goal. Such approval last occurred at the Company’s May 7, 2009 annual meeting. Accordingly the LTIP will not continue to satisfy the requirements of Section 162(m) unless our shareholders approve the LTIP at this meeting.
If the LTIP is not approved, Awards (as defined below) may continue to be made under the LTIP in accordance with its terms until the shares remaining for Awards under the LTIP are exhausted. However, the Company's federal income tax deduction for Awards under the LTIP will be limited or denied by reason of Section 162(m) of the Code.
Summary of the LTIP
The principal provisions of the LTIP are summarized below. This summary is not a complete description of the LTIP. Shareholders are urged to read the full text of the LTIP attached as Annex A to this Proxy Statement, for additional information not contained in this summary.
Purpose. The objectives of the LTIP are to optimize the profitability and growth of the Company and its subsidiaries through incentives which link the personal interests of participants to those of our shareholders; to provide participants with an incentive for excellence in individual performance; to promote teamwork among participants; and to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants who make significant contributions to the Company’s success and to allow participants to share in its success.
Duration. The LTIP will remain in effect, subject to the right of the Board of Directors of Chicago Bridge to amend or terminate the LTIP, until all shares subject to the LTIP shall have been awarded.
Types of Awards. The LTIP permits the granting of the following types of awards to employees of the Company or any of its affiliates: (1) stock options, including ISOs and options other than ISOs (“nonqualified options”); (2) restricted stock (whether in the form of restricted stock shares or restricted stock units); and (3) performance shares or performance units conditioned upon meeting performance criteria (collectively, the “Awards”).
Administration. The LTIP is administered by a Committee (“Committee”) appointed by the Board of Directors of Chicago Bridge. However, as to Awards to any individual who is a member of that Committee or an executive officer or a Supervisory Director of the Company, the Organization and Compensation Committee of the Supervisory Board will act as the Committee. In addition, the Organization and Compensation Committee may in its discretion exercise directly any function of the Committee, including the making of Awards to any employees or nonemployee members of the Supervisory Board or nonemployee consultants. Subject to the foregoing, the Committee will have the power, among other things, to select employees of the Company and its affiliates (and nonemployee members of the Supervisory Board or nonemployee consultants) to whom Awards are granted, and to determine the sizes and types of Awards and the terms and conditions of Awards. The Committee is authorized to construe and interpret the LTIP and any related award agreements, to establish, amend or waive rules relating to plan administration, to amend outstanding Awards, and to make all other determinations which may be necessary or advisable for the administration of the LTIP. The Committee may delegate its authority.
Shares Subject to the LTIP. Subject to the anti-dilution adjustment described below, a total of 5,444,221 shares were reserved for Awards under the LTIP as of May 2, 2012 (the 2012 approval date). The number of shares with respect to which Awards may be granted in the form of options to any single participant in any one fiscal year may not exceed 1,000,000. The number of shares with respect to which Awards may be granted in the form of restricted stock and performance shares/units combined to any single participant in any one fiscal year may not exceed 500,000. Shares may be held in a trust of the kind commonly known as a “rabbi” trust pending transfer to participants under an Award.
In the event of a stock dividend, stock split or other change in corporate capitalization, or a corporate transaction such as a merger, consolidation or spin-off, or a reorganization or liquidation of the Company, the Committee shall adjust the number and class of shares which may be issued under the LTIP, the limitation on the number of shares that may be the subject of Awards under the LTIP, and the number, class and option or other purchase price of shares subject to outstanding Awards under the LTIP, as the Committee deems appropriate and equitable to prevent dilution or enlargement of rights.
If any shares subject to any Award granted under the LTIP are forfeited or such Award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, are again available for grant under the LTIP. If shares are applied to pay the exercise price upon exercise of an option pursuant to the LTIP or applied to withholding of federal, state and local taxes pursuant to the LTIP, the shares so applied are added to the foregoing limitation in determining the number of shares remaining for grants pursuant to Awards, and shall be available for grants under the LTIP. No fractional shares are issued under the LTIP.
Eligibility. All employees of the Company and its affiliates, who are in salary grades 16 and above (approximately 8,694 persons), non-employee members of the Supervisory Board (approximately 7 persons) and non-employee consultants to the Company (approximately 0 persons) are currently eligible to be participants. The Committee selects from among these eligible individuals those to whom Awards are actually granted.
Stock Options. The Committee grants options, which may be ISOs or nonqualified options, pursuant to Award agreements. The option price per share purchasable under any stock option will be determined by the Committee, in its sole discretion, but cannot in any event be less than 100% of the fair market value of a share on the date the option is granted. On March 6, 2014 the closing price of the Common Stock was $85.36 per share. The Committee determines, in its sole discretion, the term of each stock option and the time or times when it may be exercised. Options may be exercised by payment of the exercise price in cash, or, in the sole discretion of the Committee, in shares with a fair market value equal to the exercise price of the option, or pursuant to a “cashless exercise” through a broker-dealer.
Restricted Stock. Restricted stock may be awarded in the form of restricted stock shares (which are shares issued by the Company subject to risk of forfeiture and restrictions on such shares), or restricted stock units (which are bookkeeping units evidencing a participant’s right to receive shares in the future upon or after the lapse of risks of forfeiture and restrictions on such units). Restricted stock shares or units may not be disposed of by the recipient until the restrictions established by the Committee lapse. Upon termination of employment during the restriction period, all restricted stock is forfeited, subject to such exceptions, if any, as may be made by the Committee. Award agreements may impose other restrictions or vesting conditions, including achievement of specific Company-wide, divisional or individual performance goals (which can include the performance goals described below).
Recipients are not required to pay for restricted stock other than by rendering of services or the payment of any minimum amount required by law. With respect to restricted stock shares, the participant has all of the rights of a shareholder, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. With respect to restricted stock units, the participant has the right to receive the equivalent of any cash dividends, unless the Committee shall otherwise determine, but not the right to vote the shares. Restricted stock units are paid by issuance of the applicable number of shares at or after the satisfaction of the applicable vesting date.
Performance Awards. Performance shares pay out a variable number of shares of Common Stock depending on goal achievement. Performance units provide for payment of an amount, based either on the value of shares or appreciation in the price of shares, upon the achievement of performance goals. Such shares or units have an initial value determined by the Committee as of the date of grant. In the case of a performance share, this value equals the value of a share of Common Stock. The Committee selects the period during which one or more performance criteria designated by the Committee are measured for the purpose of determining the extent to which performance shares or units will have been earned. The performance criteria which the Committee may designate are operating income, earnings (before or after any of interest, taxes, depreciation and amortization), return on net assets, net income (before or after taxes), after-tax return on investment, sales, revenue, earnings per share (excluding special charges, as reported to shareholders), total shareholder return, return on equity, total business return, return on invested capital, operating cash flow, free cash flow, economic value added, new business taken (measured by revenue, net income or operating income), and contract backlog, in each case where applicable determined either on a Company-wide basis or in respect of any one or more business units. The Committee may apply any fixed combination of those performance measures and use target levels or target growth rates of any of those performance measures.
Performance awards may be paid in cash, stock, other property or a combination thereof. Recipients are not required to pay for performance awards other than by rendering services and any minimum consideration required by applicable law.
Change of Control. A change of control would occur in the event of the acquisition by anyone other than the Company or a subsidiary of the Company of a 25% or greater interest in the Company; certain mergers and other transactions which result in the Company’s shareholders owning 70% or less of the surviving corporation; or certain changes in the composition of the Supervisory Board. Upon a change of control, all options become exercisable, all restriction periods and restrictions on restricted stock lapse, and target payout opportunities attainable under all outstanding Awards of restricted stock, performance units and performance shares are deemed to be fully earned (with such Award denominated in shares becoming fully vested). The definition and consequences of a change of control may be varied in an Award agreement or other written agreement with the participant.
Recovery of Certain Awards. If any of the Company’s financial statements are required to be restated as a result of misconduct or fraud, the Company at the direction of the Organization and Compensation Committee in its sole discretion, may recover all or any portion of an award (or in the case of a stock award, the value realized by sale of the stock) that is negatively affected by any restatement of the Company’s financial statements as a result of misconduct or fraud. For this purpose, misconduct or fraud includes any circumstance where the forfeiture of an award is required by law, and any other circumstance where the Organization and Compensation Committee determines in its sole discretion that the individual personally and knowingly engaged in practices that materially contributed to a material noncompliance with any financial reporting requirement, or had knowledge of such material noncompliance or the circumstances giving rise to such noncompliance and failed to take reasonable steps to bring it to the attention of the appropriate individuals within the Company.
Power to Amend. The Board of Directors of Chicago Bridge may amend, alter or discontinue the LTIP at any time without the approval of the shareholders of the Company, except that, other than in connection with a corporate transaction specified in the LTIP, options may not be repriced without shareholder approval.
Other Provisions. ISOs are not transferable unless an award agreement provides for transferability. Restricted stock is not transferable prior to vesting. Performance shares and performance units are not transferable prior to payment except as provided in the Award agreement. However, all such Awards are transferable upon death under the laws of descent and distribution or by the participant’s designation of a beneficiary. In the discretion of the Committee, withholding tax liabilities incident to the exercise of an option or other taxable event may be satisfied by withholding of shares.
New Plan Benefits
The benefits or amounts that will be received by or allocated to executive officers, non-executive directors, and employees other than executive officers under the LTIP are not yet determinable. Future awards are in the discretion of the Committee (including, as applicable, the Supervisory Committee), and cannot be determined at this time.
The table below sets forth the number of performance share grants, restricted stock units and options that were granted under the LTIP in 2014, through March 6, 2014. The dollar value represents the sum of the grant date fair values in accordance with FAS 123(R) of the respective restricted stock, performance share, and option awards. If the LTIP is not approved, the grants will remain outstanding.

Name and Position	Dollar Value	Number of Units
Philip K. Asherman, President and Chief Executive Officer	$11,637,120	145,719
Ronald A. Ballschmiede, Executive Vice President and Chief Financial Officer	$2,242,868	28,085
Daniel M. McCarthy, Executive Vice President and President Technology	$1,601,992	20,060
Luke V. Scorsone, Executive Vice President and President Fabrication Services	$1,601,992	20,060
Edgar C. Ray Executive Vice President and President Government Solutions	$1,441,792	18,054
Executive Group	$24,558,787	307,523
Non-Executive Director Group	$—	—
Non-Executive Officer Employee Group	$20,934,018	262,134

Tax Aspects of the LTIP
The following summarizes the U.S. federal tax consequences generally arising under present law with respect to awards granted under the LTIP. The grant of an option creates no tax consequences for a grantee or the Company. In general, the grantee will have no taxable income upon exercising an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. In general, the grantee will realize ordinary income upon exercising a nonqualified option equal to the difference between the option price and the fair market value of shares on the date of the exercise. The Company will be entitled to a deduction for the same amount. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired by exercise of an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding period has been satisfied.
The award of restricted stock shares or units generally will create no tax consequences for a participant or the Company at the time of the award. The participant will realize ordinary income (and the company will normally be entitled to a corresponding deduction) when the restricted stock shares become freely transferable or the restrictions lapse, whichever occurs first, in the amount of the fair market value of the restricted stock shares at that time. The award of restricted stock units, performance shares and performance units generally will create no tax for a participant or the Company at the time of the award. The participant will realize ordinary income (and the Company will normally be entitled to a corresponding deduction) when the restricted stock units, performance stock or performance units are paid or transferred to the participant in the form of shares (or cash) at the time the units vest or the performance goals are attained. If, however, the restricted stock units, performance shares, or performance units are paid in the form of shares which continue to be nontransferable and subject to a substantial risk of forfeiture, the participant’s tax (and the Company’s deduction) will be incurred (and taken) when those restrictions lapse under the rules for restricted property described above.
Equity Compensation Plan Information

The following table gives information about the Company's common stock that may be issued under the LTIP, the Chicago Bridge & Iron 2001 Employee Stock Purchase Plan ("ESPP") and The Shaw Group Inc. 2008 Omnibus Incentive Plan ("OIP") as of December 31, 2013:

Plan Category		Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
		(a)	(b)	(c)
Equity compensation plans approved by security holders	LTIP	763,981	$18.97	4,363,630
	ESPP (1)	61,593	69.33	4,090,120
Equity compensation plans not approved by security holders	OIP (2)	298,547	41.35	1,666,173
Total		1,124,121	$27.67	10,119,923

(1)	Information for the ESPP reflects the options for the fourth quarter of 2013, which were exercised January 2, 2014, based on the number of shares and exercise price as determined January 2, 2014.

(2)
The OIP was assumed in connection with our acquisition of its sponsor in February 2013. The OIP provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards. Awards may be granted to individuals who were not employees of the acquiring group.

The affirmative vote of a majority of the votes cast at the meeting is required to approve the LTIP.
THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE CHICAGO BRIDGE & IRON 2008 LONG-TERM INCENTIVE PLAN.

ITEM 11	EXTENSION OF AUTHORITY OF MANAGEMENT BOARD TO REPURCHASE UP TO 10% OF OUR ISSUED SHARE CAPITAL UNTIL OCTOBER 30, 2015
Under Dutch law and our Articles of Association, the Management Board may, with the prior approval of the Supervisory Board, and subject to certain Dutch statutory provisions, be authorized to repurchase issued shares on our behalf in an amount, at prices and in the manner authorized by the general meeting of shareholders. Adoption of this proposal will allow us to have the flexibility to repurchase our shares without the expense of calling special shareholder meetings. Such authorization may not continue for more than 18 months, but may be given on a rolling basis. At the 2013 annual meeting, the Company's shareholders authorized the Management Board, acting with the approval of our Supervisory Board, to repurchase up to 10% of our issued share capital in open market purchases, through privately negotiated transactions or by means of self-tender offer or offers, at prices ranging up to 110% of the market price at the time of the transaction. Since the 2013 annual meeting and as of March 6, 2014, we have repurchased 535,858 shares under this authority. Such authority currently expires November 8, 2014.
The Management Board believes that we would benefit by extending the authority of the Management Board, acting with the approval of our Supervisory Board, to repurchase our shares. For example, to the extent the Management Board believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may offer us the possibility of strengthening the value of our shares. Such shares could be used for any valid corporate purpose, including use under our compensation plans, sale in connection with the exercise of outstanding options or for acquisitions, mergers or similar transactions. The reduction in our issued capital resulting from any such purchases will increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn. However, the number of shares repurchased, if any, and the timing and manner of any repurchases would be determined by the Management Board, with the prior approval of the Supervisory Board, in light of prevailing market conditions, our available resources and other factors that cannot now be predicted. The number of shares held by us, or our subsidiaries, may generally never exceed 10% of the total number of our issued and outstanding shares.
In order to provide us with sufficient flexibility, the Management Board proposes that the general meeting of shareholders grant authority for the repurchase of up to 10% of our issued share capital (or, based on the number of shares currently outstanding, approximately eleven million shares) on the open market, or through privately negotiated repurchases or in self-tender offers, at prices ranging up to 110% of the market price at the time of the transaction. Such authority would extend for 18 months from the date of the Annual Meeting until October 30, 2015.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the proposal to extend until October 30, 2015 authorization of the Management Board, acting with the approval of our Supervisory Board, to repurchase up to 10% of our issued share capital on the open market, or through privately negotiated repurchases or self-tender offers, at prices ranging up to 110% of the market price at the time of the transaction.
THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO GRANT EXTENDED AUTHORITY TO THE MANAGEMENT BOARD TO REPURCHASE SHARES.

ITEM 12	EXTENSION OF AUTHORITY OF SUPERVISORY BOARD TO ISSUE SHARES, TO GRANT THE RIGHT TO ACQUIRE SHARES AND TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS UNTIL APRIL 30, 2019
At the Annual Meeting, you will be asked to grant a further extension of the designation of the Supervisory Board to issue shares and/or grant rights to acquire shares (including options to subscribe for shares), never to exceed the number of authorized but unissued shares, and to limit or exclude preemptive rights in respect of the issuance of shares or the grant of the right to acquire shares, for a five-year period from the date of the Annual Meeting until April 30, 2019. Under the laws of the Netherlands and our Articles of Association, shareholders have a pro rata preemptive right to subscribe for any shares issued for cash unless such right is limited or excluded. Shareholders have no preemptive right with respect to any shares issued for consideration other than cash or pursuant to certain employee share plans. Shareholders also have a pro rata preemptive right to participate in any grant of the right to acquire shares for cash, other than certain grants under employee share plans.
If designated for this purpose at the Annual Meeting, the Supervisory Board will have the power to issue and/or grant rights to acquire shares (including options to subscribe for shares), never to exceed the number of authorized but unissued shares, and to limit or exclude preemptive rights with respect to the issuance of shares or the grant of the right to acquire shares. Such a designation may be effective for up to five years and may be renewed on an annual rolling basis. At the 2013 annual meeting, the shareholders designated the Supervisory Board for a five-year period to issue shares and/or grant rights to acquire shares (including options to subscribe for shares) and to limit or exclude preemptive rights with respect to the issuance of shares or the grant of the right to acquire shares. This five-year period will expire on May 8, 2018.
If this proposal is approved by shareholders, the Supervisory Board will have the authority to issue shares at such price (but not less than par value), and upon such terms and conditions, as the Supervisory Board in its discretion deems appropriate, based on the Supervisory Board’s determination of what is in the best interests of the Company at the time shares are issued or the right to acquire shares is granted. The Supervisory Board will also, if this proposal is approved by shareholders, have the authority to exclude pre-emptive rights with respect to any issuance of shares or grant of the right to acquire shares, in the event that the Supervisory Board in its discretion believes that exclusion of pre-emptive rights with respect to any issuance of shares, or grant of the right to acquire shares, is in the best interests of the Company.

We are asking for an extension of our Supervisory Board's current authority to issue the existing authorized capital. Our request is merely an administrative matter and is not a request for additional authorized share capital. The authority of the Supervisory Board to issue shares, in any event, would be subject to compliance with the applicable rules of the New York Stock Exchange ("NYSE"), including the condition that any issuance of greater than 20% of our stock would require additional and specific shareholder approval.
The affirmative vote of a majority of the votes cast at the Annual Meeting, or the affirmative vote of two-thirds of the votes cast if less than 50% of the issued capital of the Company is represented at the meeting, is required to extend the authorization of the Supervisory Board to issue and/or to grant rights to acquire shares (including options to subscribe for shares) and to limit or exclude preemptive rights for a five-year period from the date of the Annual Meeting until April 30, 2019.
THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DESIGNATION OF THE SUPERVISORY BOARD TO ISSUE AND/OR GRANT RIGHTS TO ACQUIRE SHARES (INCLUDING OPTIONS TO SUBSCRIBE FOR SHARES) AND TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS UNTIL APRIL 30, 2019.

ITEM 13	APPROVAL OF COMPENSATION OF THE MEMBERS OF THE SUPERVISORY BOARD
Under our Articles of Association, the shareholders determine the compensation of members of the Supervisory Board for service in their capacities as members of the Supervisory Board, including changes to their compensation. As previously approved by shareholders: 1) members of the Supervisory Board who are not employees receive an annual retainer of $75,000 paid in quarterly installments, except for the non-executive Chairman of the Supervisory Board, who receives an annual retainer of $225,000 also paid in quarterly installments; 2) each member of the Supervisory Board receives an annual equity retainer in the amount of $150,000 paid in restricted stock, priced as of the close of the market on the day the grant is made and which vests on the one year anniversary of the date of the grant; and 3) Committee chairmen receive an annual retainer as follows: Audit Committee Chairman, $15,000; Organization & Compensation Committee Chairman, $15,000; Nominating Committee Chairman, $10,000; Corporate Governance Committee Chairman, $10,000; and Strategic Initiatives Committee Chairman, $5,000. The fees paid to members of the Supervisory Board are more fully described under the caption “Director Compensation”.
In order to, among other things, attract and retain members of the Supervisory Board who are well qualified and to compensate the members of the Supervisory Board competitively, we propose to change the compensation of the members of the Supervisory Board as follows: 1) members of the Supervisory Board who are not employees will receive an annual retainer of $110,000, except for the non-executive Chairman of the Supervisory Board, who will receive an annual retainer of $275,000, 2) each member of the Supervisory Board will receive an annual equity retainer in the amount of $175,000 to be paid in restricted stock, priced as of the close of the market on the day the grant is made and which will vest on the one year anniversary of the date of the grant, and 3) Committee chairmen will receive an annual retainer as follows: Audit Committee Chairman, $20,000; and Organization & Compensation Committee Chairman, $20,000. The annual retainer for other committee chairmen will remain unchanged as follows: Nominating Committee Chairman, $10,000; Corporate Governance Committee Chairman, $10,000; and Strategic Initiatives Committee Chairman, $5,000.

Our Supervisory Board members are granted shares of restricted stock and/or share rights as partial compensation. We compete with a wide variety of construction, engineering, heavy industrial, energy infrastructure, government services, technology and related firms worldwide to attract talented and experienced directors, and we must be able to offer comparable forms of compensation. Shareholders have approved this form of compensation at prior Annual Meetings and it is considered a best practice on the NYSE.
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the proposal to establish the compensation of the members of the Supervisory Board.

THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO INCREASE THE COMPENSATION OF THE MEMBERS OF THE SUPERVISORY BOARD AS SET FORTH ABOVE.

ITEM 14	DISCUSSION OF DIVIDEND POLICY
Under the Dutch Corporate Governance Code, we are required to provide shareholders with an opportunity at our Annual Meeting to discuss our dividend policy and any major changes in that policy. Shareholders will not be entitled to adopt a binding resolution determining our future dividend policy.
Pursuant to our Articles of Association, the Management Board, with the approval of the Supervisory Board, may determine that an amount shall be reserved out of our annual profits. The portion of our annual profits that remains after such reservation is at the disposal of the general meeting of shareholders. Out of our share premium reserve and other reserves available for shareholder distributions under the laws of The Netherlands, the general meeting of shareholders may declare distributions upon the proposal of the Management Board (after approval by the Supervisory Board). We may not pay dividends if the payment would reduce shareholders’ equity below the aggregate nominal value of our common shares outstanding, plus the reserves required to be maintained pursuant to Dutch law or our Articles of Association. The Management Board, with the approval of the Supervisory Board may in any year distribute one or more interim dividends in anticipation of the final dividend for that year.
We have declared and paid in 2013 quarterly cash dividends or distributions on our common shares; however, there can be no assurance that any such dividends or distributions will be declared or paid in the future. The payment of dividends or distributions in the future will be subject to the discretion of our shareholders (in the case of annual dividends), our Management Board and our Supervisory Board. Our Management Board and Supervisory Board will periodically evaluate dividends in the future based upon general business and economic conditions, legal and contractual restrictions regarding the payment of dividends, our results of operations and financial condition, our cash requirements and the availability of surplus, and other relevant factors. We will pay any cash dividends or distributions in U.S. dollars. Any cash dividends or distributions payable to holders of shares registered in our New York registry will be paid to Computershare as New York Transfer Agent and Registrar.

SHAREHOLDER PROPOSALS

Any proposal of a shareholder intended to be presented at the 2015 annual meeting must be received at our principal executive offices no later than November 21, 2014 if the proposal is to be considered for inclusion in our proxy statement relating to such meeting, without prejudice to shareholders’ rights to cause a general meeting of shareholders to be convened under article 34.2 of our Articles of Association and without prejudice to shareholders’ rights under Dutch law to cause certain items to be placed on the agenda for annual meetings. Proposals from shareholders for next year’s annual meeting received at our principal executive offices after February 4, 2015 will be considered untimely. With respect to such proposals, we will vote all shares for which the Company has received proxies in the interest of the Company as determined in the sole discretion of its proxies.

By Order of the Supervisory Board of Directors

/s/ L. RICHARD FLURY
Non-Executive Chairman of the Supervisory Board of Directors

The Hague, The Netherlands
March 21, 2014

ANNEX A
Chicago Bridge & Iron
2008 Long-Term Incentive Plan, as Amended

Chicago Bridge & Iron
2008 Long-Term Incentive Plan
Article 1. - Establishment, Objectives and Duration
Section 1.1.    Establishment of the Plan. Chicago Bridge & Iron Company, a Delaware corporation (“CB&I”), a wholly owned subsidiary of Chicago Bridge & Iron Company N.V., a Netherlands corporation (the “Company”), hereby establishes an incentive compensation plan to be known, effective upon the approval of the 2008 amendment to the Plan by the shareholders of the Company, as the “Chicago Bridge & Iron Company 2008 Long-Term Incentive Plan” (the “Plan”), as set forth in this document, as amended. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock Shares, Restricted Stock Units, Performance Shares and Performance Units.
Section 1.2.    Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of CB&I, the Company and their respective Subsidiaries, through incentives which are consistent with CB&I’s goals and which link the personal interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.
The Plan is further intended to provide flexibility to CB&I in its ability to motivate, attract, and retain the services of Participants who make significant contributions to CB&I’s success and to allow Participants to share in the success of CB&I.
Section 1.3.    Duration of the Plan. The Plan shall become effective as of May 1, 2008 (the “Effective Date”), subject to its approval by the shareholders of the Company, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.
Article 2. - Definitions
Whenever and wherever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
Section 2.1.    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
Section 2.2.    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock Shares, Restricted Stock Units, Performance Shares or Performance Units.
Section 2.3.    “Award Agreement” means an agreement setting forth the terms and provisions applicable to an Award granted to a Participant under this Plan.
Section 2.4.    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
Section 2.5.    “Board” or “Board of Directors” means the Board of Directors of CB&I.
Section 2.6.    “CB&I” means Chicago Bridge & Iron Company, a Delaware corporation and the sponsor of the Plan.
Section 2.7.    “Change in Control” unless otherwise defined in the Award Agreement or other written agreement between the Participant and the Company (or CB&I or the Committee), will be deemed to have occurred:
(a)    Any Person, other than the Company, any Subsidiary or any employee benefit plan (or related trust) of the Company or any such Subsidiary, becomes the Beneficial Owner of 25% or more of the total voting power of the Company’s outstanding securities;
(b)    During any period of two years or less, individuals who at the beginning of such period constituted the Supervisory Board of the Company cease for any reason to constitute at least a majority thereof; provided that any new member of the Supervisory Board who is nominated for election to the Supervisory Board with the approval of at least 75% of the other members then still in office who were members at the beginning of the period shall be considered for purposes of this paragraph (b) as having been a member at the beginning of such period; or
(c)    Upon the consummation of (i) any merger or other business combination of the Company with or into another corporation pursuant to which the persons who were the shareholders of the Company immediately before such consummation do not own, immediately after such consummation, more than 70% of the voting power and the value of the stock of the surviving corporation in substantially the same respective proportions as their ownership of the common stock of the Company immediately prior to such consummation, or (ii) the sale, exchange or other disposition of all or substantially all the consolidated assets of the Company.
Section 2.8.    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
Section 2.9.    “Committee” means the Committee appointed by the Board to administer the Plan as provided in Article 3 herein or, to the extent it functions as the Committee as provided in Article 3 herein, the Organization and Compensation Committee of the Supervisory Board.
Section 2.10.    “Company” means Chicago Bridge & Iron Company N.V., a Netherlands corporation, including, as may be applicable to the context, any and all Subsidiaries and Affiliates, and any successor thereto.
Section 2.11.    “Director” means any individual who is a member of the Board of Directors of CB&I or any Subsidiary or Affiliate.
Section 2.12.    “Disability” shall mean a mental or physical condition of a Participant which the Committee, on the basis of information satisfactory to it, finds to be a permanent condition which renders such member unfit to perform the duties of an Employee, as such duties shall be determined by the Committee. Any determination of whether any condition of a Participant constitutes Disability shall be made under rules uniformly applied to all Participants.
Section 2.13.    “Effective Date” shall have the meaning ascribed to such term in Section 1.3 hereof.
Section 2.14.    “Employee” means any employee of CB&I or the Company or their respective Subsidiaries and Affiliates. Directors who are not employed by any of the foregoing shall not be considered Employees under this Plan.
Section 2.15.    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
Section 2.16.    “Fair Market Value” of Shares as of any date shall be determined on the basis of the closing sale price of Shares on the principal securities exchange on which the Shares are traded or if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.
Section 2.17.    “Fiscal Year” means a fiscal year of CB&I.
Section 2.18.    “Incentive Stock Option” or “ISO” means an option to purchase Shares which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422, granted to a Participant pursuant to Article 6 herein.
Section 2.19.    “Named Executive Officer” means a Participant who, as of the last date of a taxable year of CB&I, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.
Section 2.20.    “Nonemployee Director” means an individual who is a member of the Supervisory Board but who is not an Employee.
Section 2.21.    “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares which is not intended to meet the requirements of Code Section 422, granted to a Participant pursuant to Article 6 herein.
Section 2.22.    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
Section 2.23.    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
Section 2.24.    “Optionee” means the Participant or, if the Participant has died, his or her Beneficiary , or other person determined under Section 6.9, entitled to exercise any Option.
Section 2.25.    “Participant” means an Employee, Nonemployee Director or nonemployee consultant to the Company who has outstanding an Award.

Section 2.26.    “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
Section 2.27.    “Performance Share” means an Award providing for the payment of a variable number of Shares depending on the achievement of performance goals, granted to a Participant pursuant to Article 8 herein.
Section 2.28.    “Performance Unit” means an Award providing for the payment of an amount based on either the Fair Market Value of Shares or the appreciation in Fair Market Value of Shares upon the achievement of performance goals, granted to a Participant, pursuant to Article 8 herein.
Section 2.29.    “Period of Restriction” means the period during which the transfer of Restricted Stock Shares or Restricted Stock Units is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events, as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.
Section 2.30.    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
Section 2.31.    “Restricted Stock” means Restricted Stock Shares or Restricted Stock Units.
Section 2.32.    “Restricted Stock Shares” means Shares which are issued and awarded to Participants subject to a substantial risk of forfeiture and restrictions on such Shares during the Period of Restriction as provided in Article 7 herein.
Section 2.33.    “Restricted Stock Unit” means a bookkeeping unit that represents the right of a Participant to be issued and to receive a Share upon lapse of risks of forfeiture and restrictions on such Units during the Period of Restriction.
Section 2.34.    “Retirement” means (i) a termination of employment after age 55 and at least a 10 year period of employment by CB&I or the Company or their respective present or former Subsidiaries or Affiliates, or a 30-year period of such employment, or age 65, or (ii) solely in the case of an individual who terminates service as a Nonemployee Director or service as a nonemployee consultant to the Company, such termination following the term of a Nonemployee Director or a resignation required by age limitation, or the expiration of the term of a consulting agreement; provided, however, that the Committee as part of an Award Agreement or otherwise may provide that for purposes of this Section, a Participant may be credited with such additional years of age and employment as the Committee in its sole discretion shall determine is appropriate, and may provide such additional or different conditions for Retirement as the Committee in its sole discretion shall determine is appropriate.
Section 2.35.    “Shares” means shares of common stock of the Company.
Section 2.36.    “Subsidiary” means any corporation in which CB&I or the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which CB&I or the Company owns at least 50% of the combined equity thereof.
Section 2.37.    “Supervisory Board” means the Supervisory Board of the Company.
Section 2.38.    “Vesting Date” means with respect to Restricted Stock and Restricted Stock Units the date (if any) on which the risks of forfeiture and restrictions on such Restricted Stock Shares or Units during the Period of Restriction have terminated (by their terms or by other action of the Committee consistent with this Plan) and all other conditions or restrictions applicable to such Restricted Stock Shares or Units have been satisfied.
Article 3. - Administration
Section 3.1.    The Committee. The Plan shall be administered by a Committee, the members of which shall be appointed from time to time by, and shall serve at the discretion of, the Board; provided, however, that (i) with respect to grants and Awards made or to be made to or held by any member of such Committee or any Named Executive Officer , the Plan shall be administered by the Organization and Compensation Committee of the Supervisory Board; and (ii) the Organization and Compensation Committee of the Supervisory Board may in its sole discretion exercise directly any power, right, duty or function of the Committee, including but not limited to the grant or amendment of an Award to any Employee, Nonemployee Director or nonemployee consultant to the Company.
Section 3.2.    Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of CB&I, and subject to the provisions herein, the Committee shall have full power to select Employees, Nonemployee Directors and nonemployee consultants to the Company who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan administration as they apply to Employees; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as specified herein.
Section 3.3.    Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including CB&I, the Company, their respective shareholders, Directors, members of the Supervisory Board, Employees, Participants, and their estates and beneficiaries.
Article 4. - Shares Subject to the Plan and Maximum Awards
Section 4.1.    Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3 herein, the number of Shares reserved for issuance to Participants under the Plan is 5,444,221, comprising 2,444,221 Shares available under the Plan immediately before the date of approval of the 2012 amendment to the Plan by the shareholders of the Company (the “2012 Approval Date”), and 3,000,000 new Shares approved for issuance to Participants under the Plan as of the 2012 Approval Date. The maximum aggregate number of Shares with respect to which Awards may be granted in any fiscal year to any Participant in the form of Stock Options is 1,000,000. The maximum aggregate number of Shares with respect to which Awards may be granted in the form of Restricted Stock Shares, Restricted Stock Units, Performance Shares and Performance Units combined in any fiscal year to any Participant is 500,000.
Section 4.2.    Forfeited and Reacquired Shares. If any Shares subject to any Award are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If Shares are applied to pay the Option price upon exercise of an Option or to satisfy federal, state or local tax withholding requirements pursuant Section 15.2, the Shares so applied shall be added to the Shares permitted under the limitations of Section 4.1 in determining the number of Shares remaining for issuance and for grants of Awards with respect to such Shares under the Plan.
Section 4.3.    Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, or any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Committee shall adjust the number and class of Shares which may be issued under Section 4.1 and in the limitation of Section 4.1 on grants of Awards with respect to Shares, in the number, class and/or price of Shares subject to outstanding Awards, as the Committee in its sole discretion determines to be appropriate and equitable to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.
Section 4.4.    Fractional Shares. No fractional Shares shall be issued to Participants under the Plan. If for any reason an Award or adjustment thereto would otherwise result in the issuance of a fractional Share to a Participant, the Company shall pay the Participant in cash the Fair Market Value of such fractional Share.
Article 5. - Eligibility and Participation
Section 5.1.    Eligibility. Persons eligible to participate in this Plan include all Employees who are in salary grades 16 and above, including Employees who are members of the Board, Nonemployee Directors, and nonemployee consultants performing services for the Company.
Section 5.2.    Actual Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select from all eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. - Stock Options
Section 6.1.    Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants in such number, and upon such terms, and at any time and from time to time, as the Committee in its discretion may determine; provided, however, that no Option intended to be an ISO may be granted to a Nonemployee Director or nonemployee consultant to the Company. The date an Option is granted shall be the day on which the Committee acts to award a specific number of Shares to a Participant at a specific Option Price, and shall be specified in each Award Agreement.
Section 6.2.    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether or not the Option is intended to be an ISO.
Section 6.3.    Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to 100% of the Fair Market Value of a Share on the date the Option is granted.
Section 6.4.    Duration of Options. Each Option shall expire at such time (not later than the 10th anniversary of its date of grant) as the Committee shall determine at the time of grant. If an Award Agreement does not specify an expiration date, the Option shall expire on the 10th anniversary of its date of grant.
Section 6.5.    Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
Section 6.6.    Payment. If the Award Agreement does not otherwise specify the manner of exercise, Options shall be exercised by the delivery of a written notice of exercise to CB&I identifying the Option(s) being exercised, completed by the Optionee and delivered during regular business hours to the office of the Secretary of CB&I, or sent by certified mail to the Secretary of CB&I, accompanied by a negotiable check or other cash equivalent in full payment for the Shares. A copy of such notice of exercise shall also be delivered by the Optionee to the office of the Secretary of the Company.
In the discretion of the Committee and as set forth in the Award Agreement, the Optionee may pay the Option Price to CB&I upon exercise of any Option by tendering previously acquired Shares which have been held by the Optionee for at least six months and which have an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or by a combination of such Shares and a check or other cash equivalent.
The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or exercise by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, CB&I shall deliver, or have delivered, to the Optionee, in the Optionee’s name, certificates for an appropriate number of Shares based upon the number of Shares purchased under the Option(s).
Section 6.7.    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable securities laws and under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.
Section 6.8.    Termination of Employment. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment as an Employee or service as a Nonemployee Director or service as a nonemployee consultant to the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.
Section 6.9.    Nontransferability of Options.
(a)    Incentive Stock Options. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or by designation of a Beneficiary in accordance with Article 10.

(b)    Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or by designation of a Beneficiary in accordance with Article 10.
Article 7. - Restricted Stock
Section 7.1.    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant Awards of Restricted Stock Shares or Restricted Stock Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall in its discretion determine.
Section 7.2.    Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify whether the grant is an Award of Restricted Stock Shares or Restricted Stock Units, the Period(s) of Restriction, the number of Shares or Units of Restricted Stock granted, and such other provisions as the Committee shall determine.
Section 7.3.    Transferability. Except as otherwise provided in this Article 7, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated; and Restricted Stock Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. Except as otherwise provided in this Article 7, Restricted Stock Shares shall become freely transferable by the Participant upon the Vesting Date, and Shares issued in respect of Restricted Stock Units shall be freely transferable by the Participant upon issuance to the Participant on or after the Vesting Date.
Section 7.4.    Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares or Units of Restricted Stock granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price at a stipulated time for each Share or Unit of Restricted Stock, restrictions and conditions of vesting or forfeiture based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.
If the Restricted Stock Award is made in Restricted Stock Shares, CB&I shall retain the certificates representing Shares in CB&I’s possession until the Vesting Date. If the Restricted Stock Award is made in Restricted Stock Units, no Shares shall be issued until the Vesting Date, but Shares shall be issued in respect of such Units as of the Vesting Date. In either case, certificates for Shares shall be delivered to the Participant on or as soon as practicable after the Vesting Date, but in no event later than the 15th day of the third month following the end of the taxable year of the Participant in which the Vesting Date occurs.
Section 7.5.    Voting Rights. Unless otherwise provided in the Award Agreement, Participants awarded Restricted Stock Shares hereunder which have not been forfeited may exercise full voting rights with respect to those Shares during the Period of Restriction. Restricted Stock Units shall not confer any voting rights (unless and until Shares are issued therefor on or after the Vesting Date).
Section 7.6.    Dividend and Other Distributions. Unless otherwise provided in the Award Agreement, if during the Period of Restriction prior to a Vesting Date or forfeiture of Restricted Stock:
(a)    Cash dividends are paid on Shares, (i) the Company shall pay Participants holding Restricted Stock Shares the regular cash dividends paid with respect to the Shares; and (ii) the Company shall pay Participants holding Restricted Stock Units an amount equal to the cash dividends paid on an equivalent number of Shares;
(b)    Dividends in Shares are paid in Shares, (i) Participants holding Restricted Stock Shares shall be credited with such dividends as additional Restricted Stock Shares subject to the same restrictions as the underlying Shares; and (ii) Participants holding Restricted Stock Units shall be credited with additional Restricted Stock Units equivalent to such dividends, subject to the same restrictions as the underlying Units.
The Committee may in its discretion apply any restrictions to the dividends that the Committee deems appropriate.

Section 7.7.    Termination of Employment. Except as otherwise provided in the Award Agreement, if the Participant’s employment as an Employee or service as a Nonemployee Director or nonemployee consultant to CB&I or the Company or their respective Subsidiaries and Affiliates terminates for any reason during the Period of Restriction, all Restricted Stock as to which the Period of Restriction has not yet expired or as to which a Vesting Date has not otherwise occurred shall be forfeited. The Committee in its discretion may set forth in the Award Agreement the extent to which the Participant shall nevertheless have the right to receive vested unrestricted Shares at or after termination of the Participant’s employment as an Employee or service as a Nonemployee Director or nonemployee consultant. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares or Units of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.
Section 7.8.    Rights Personal to Participant. All rights prior to the Vesting Date with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant’s death prior to the Vesting Date, to the Beneficiary designated in accordance with Article 10.
Article 8. - Performance Units and Performance Shares
Section 8.1.    Grant of Performance Units/Shares. Subject to the terms and provisions of the Plan, the Committee may grant Awards of Performance Units and/or Performance Shares to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall in its discretion determine.
Section 8.2.    Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.”
Section 8.3.    Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
Section 8.4.    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum, as soon as practicable after the Committee has certified the number of Performance Units/Shares earned for the Performance Period, but in no event later than the 15th day of the third month following the end of the taxable year of the Participant in which the Participant’s rights to such Units/Shares have become vested and nonforfeitable. Subject to the terms of this Plan and except as otherwise provided in an Award Agreement, the Committee shall pay earned Performance Shares in Shares but may in its sole discretion pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value as of the date of distribution of the number of earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
Unless otherwise provided in the Award Agreement, Participants shall be entitled to receive any dividends paid with respect to Shares which have been earned in connection with grants of Performance Units/Shares but not yet distributed to Participants, such dividends to be subject to the same terms and conditions as apply to dividends earned with respect to Restricted Stock, as set forth in Section 7.6 herein.
Section 8.5.    Termination of Employment Due to Death, Disability, or Retirement. Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, in the event the employment or service as a Nonemployee Director or nonemployee consultant of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares in a reduced amount prorated according to the ratio of the length of Participant’s employment or service in the Performance Period to the length of the Performance Period, as specified by the Committee in its discretion. Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement, but in no event later than the 15th day of the third month following the end of the taxable year of the Participant in which the Participant’s rights to such Units/Shares have become vested and nonforfeitable. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance

Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment or service during the applicable Performance Period.
Section 8.6.    Termination of Employment for Other Reasons. In the event that a Participant’s employment or service terminates for any reason other than those reasons set forth in Section 8.5 herein, all Performance Units/Shares shall be forfeited by the Participant to CB&I unless determined otherwise by the Committee, as set forth in the Participant’s Award Agreement.
Section 8.7.    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution or by designation of a Beneficiary in accordance with Article 10. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
Article 9. - Performance Measures
The performance measure(s) to be used for purposes of Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception shall be chosen from among operating income, earnings (either before or after any of interest, taxes, depreciation and amortization), net income (before or after taxes), after-tax return on investment, sales, revenues, earnings per share (excluding special charges, as reported to shareholders), total shareholder return, return on equity, total business return, return of invested capital, operating cash flow, free cash flow, economic value added, new business taken (measured by revenues, net income or operating income), and contract backlog, in each case where applicable determined either on a Company-wide basis or in respect of any one or more business units, including any fixed combination of those performance measures and using target levels or target growth rates of any of those performance measures.
The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards to Named Executive Officers, which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).
In the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).
Article 10. - Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid, to exercise any Stock Option, or succeed to the ownership of any Restricted Stock Performance Units/Shares or other Award as provided in this Plan, in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
Article 11. - Recovery of Certain Awards
If any of the Company’s financial statements are required to be restated as a result of misconduct or fraud, the Company at the direction of the Organization and Compensation Committee of the Supervisory Board (“O&C Committee”) in its sole discretion may recover all or any portion of any Award that was paid (or in the case of any stock Award, the value of which was realized by sale of the stock) based on the financial results that were negatively affected by such restatement. For this purpose, misconduct or fraud includes any circumstance where forfeiture of an Award is required by law, and any other circumstance where the O&C Committee determines in its sole discretion that a Participant (i) personally and knowingly engaged in practices that materially contributed to a material noncompliance with any financial reporting requirement, or (ii) had knowledge of such material noncompliance or the circumstances giving rise to such noncompliance and failed to take reasonable steps to bring it to the attention of the appropriate individuals within the Company.
Article 12. - Rights of Employees
Section 12.1.    Employment. Nothing in the Plan shall interfere with or limit in any way the right of CB&I to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of CB&I.

Section 12.2.    Participation. No Employee, Nonemployee Director or nonemployee consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
Article 13. - Change in Control
Section 13.1.    Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise provided in an Award Agreement or other written agreement between a Participant and the Company (or CB&I or the Committee), then with respect to each Award outstanding on the date of the Change in Control:
(a)    Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;
(b)    Any restriction periods and restrictions imposed on Restricted Shares shall lapse;
(c)    The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within 30 days following the effective date of the Change in Control an amount based upon an assumed achievement of all relevant performance goals.
Section 13.2.    Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any provision of any Award Agreement, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of Change in Control to affect adversely any Award theretofore granted without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board, upon recommendation of the Committee, may terminate, amend, or modify this Article 13 at any time and from time to time prior to the date of a Change of Control.
Article 14. - Amendment, Modification, and Termination
Section 14.1.    Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.
Section 14.2.    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting CB&I or the Company, or the financial statements of CB&I or the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
Section 14.3.    Awards Previously Granted. The Committee may amend or modify any outstanding Award Agreement in any manner consistent with this Plan for an original Award Agreement, provided, however, that no amendment or modification of an Award Agreement shall adversely affect in any material way the Award previously granted without the written consent of the Participant holding such Award. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted without the written consent of the Participant holding such Award.
Section 14.4    Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, or similar transactions(s)), the Company may not, without obtaining approval of the shareholders of the Company: (a) amend the terms of outstanding Options to reduce the exercise price of such outstanding Options; (b) cancel outstanding Options in exchange for Options with an exercise price that is less than the exercise price of the original Options; or (c) cancel outstanding Options with an exercise price above the current stock price in exchange for cash or other securities.
Article 15. - Withholding
Section 15.1.    Tax Withholding. CB&I shall have the power and the right to deduct or withhold, or require a Participant to remit to CB&I, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Section 15.2.    Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having CB&I withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 16. - Indemnification
Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by CB&I against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim action, suit, or proceeding to which he or she may be party or in which he or she may be involved by reasons of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with CB&I’s approval, or paid by him or her in satisfaction of any judgment of any such action, suit, or proceeding against him or her, provided he or she shall give CB&I an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Association, CB&I’s Certificate of Incorporation or Bylaws, any agreement, as a matter of law, or otherwise, or any power that CB&I may have to indemnify them or hold them harmless.
Article 17. - Successors
All obligations of CB&I under the Plan with respect to Awards granted hereunder shall be binding on any successor to CB&I, whether such successor arises as a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of CB&I.
Article 18. - Legal Construction
Section 18.1.    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
Section 18.2.    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
Section 18.3.    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
Section 18.4.    Securities Law Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act (or any successor rule). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
Section 18.5.    Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois, without regard to its provisions regarding conflict of laws.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CHICAGO BRIDGE & IRON COMPANY N.V. C/O CB&I 2103 RESEARCH FOREST DRIVE THE WOODLANDS, TX 77380
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717. Proxy cards that are mailed must be received by Broadridge no later than 11:59 P.M. Eastern Time on April 28, 2014.

To VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK IN AS FOLLOWS:							M66194- P47536-Z62432
CHICAGO BRIDGE & IRON COMPANY N.V.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
1.	To Vote For or Withhold vote for the election of the following nominees:	For	Withhold	For Other Nominee		For	Against	Abstain
	1a) James H. Miller	☐	☐	☐	6.	☐	☐	☐
2.	2a) James R. Bolch	☐	☐	☐	7.	☐	☐	☐
	2b) Larry D. McVay	☐	☐	☐	8.	☐	☐	☐
	2c) Marsha C. Williams	☐	☐	☐	9.	☐	☐	☐
3.	Chicago Bridge & Iron Company B.V.	☐	☐	☐	10.	☐	☐	☐
		For	Against	Abstain	11.	☐	☐	☐
4.		☐	☐	☐	12.	☐	☐	☐
5.		☐	☐	☐	13.	☐	☐	☐

1.	To elect one member of the Supervisory Board to serve until the Annual Meeting of Shareholders in 2016;				4.	To approve, by non-binding vote, the compensation of the Company's named executive officers;
	Nominees:				5.
To authorize the preparation of our Dutch statutory annual accounts and the annual report of our Management Board in the English language, to discuss our annual report of the Management Board for the year ended December 31, 2013 and to adopt our Dutch statutory annual accounts for the year ended December 31, 2013;

	1a) James H. Miller OR 1b) Westley S. Stockton
2.	To elect three members of the Supervisory Board to serve until the Annual Meeting of Shareholders in 2017;				6.	To approve the final dividend for the year ended December 31, 2013, in an amount of $.20 per share, which has previously been paid out to shareholders in the form of interim dividends;
	Nominees: First Position 2a) James R. Bolch OR 2d) Luciano Reyes				7.	To discharge the sole member of our Management Board from liability in respect of the exercise of its duties during the year ended December 31, 2013;
	Second position: 2b) Larry D. McVay OR 2e) Stephen H. Dimlich, Jr.				8.	To discharge the members of our Supervisory Board from liability in respect of the exercise of their duties during the year ended December 31, 2013;
	Third position: 2c) Marsha C. Williams OR 2f) Travis L. Stricker				9.	To appoint Ernst & Young LLP as our independent registered public accounting firm, who will audit our accounts for the year ending December 31, 2014;
					10.	To approve the Chicago Bridge & Iron 2008 Long-Term Incentive Plan;
					11.
To approve the extension of the authority of our Management Board, acting with the approval of the Supervisory Board, to repurchase up to 10% of our issued share capital until October 30, 2015 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share not less than the nominal value of a share and not higher than 110% of the most recent available (as of the time of repurchase) price of a share on any securities exchange where our shares are traded;

3.	To elect one member of the Management Board to serve until the Annual Meeting of Shareholders in 2018;
	Nominees: 3a) Chicago Bridge & Iron Company B.V. OR 3b) Lealand Finance Company B.V.				12.
To approve the extension of the authority of our Supervisory Board to issue shares and/or grant rights to acquire our shares (including options to subscribe for shares), never to exceed the number of authorized but unissued shares, and to limit or exclude the preemptive rights of shareholders with respect to the issuance of shares and/or the grant of the right to acquire shares, until April 30, 2019;

					13.	To approve the compensation of the members of the Supervisory Board.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature [PLEASE SIGN WITHIN BOX]			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: You can view the Notice and Proxy Statement and Annual Report With Form 10-K for Chicago Bridge & Iron Company N.V. on the Internet at www.proxyvote.com
M66195-P47536-Z62432

CHICAGO BRIDGE & IRON COMPANY N.V.
This Proxy is Solicited by the Supervisory Board of the Company

Proxy For Annual General Meeting of Shareholders
(Must be presented at the meeting or received prior to 11:59 P.M. Eastern Time on April 28, 2014)

The undersigned registered holder of Shares of New York Registry (each representing one Common Share of EUR 0.01 nominal amount of Chicago Bridge & Iron Company N.V.), hereby appoints each of Richard E. Chandler, Jr., Chief Legal Officer and Secretary, and Walter G. Browning, Senior Associate General Counsel, Corporate as proxies, and each of them acting singly, of the undersigned with full power of substitution to attend and address the Annual General Meeting of Shareholders of Chicago Bridge & Iron Company N.V. to be held in Amsterdam, The Netherlands on April 30, 2014 and in general, to exercise all rights the undersigned could exercise in respect of such Common Shares if personally present thereat in their discretion upon all matters which may properly come before such Meeting and every adjournment thereof, and instructs such proxy to endeavor, in so far as practicable, to vote or cause to be voted on a poll (if a poll shall be taken) the Common Shares of Chicago Bridge & Iron Company N.V. represented by shares of New York Registry registered in the name of the undersigned on the books of the New York Transfer Agent and Registrar as of the close of business on March 6, 2014 at such Meeting in respect of the resolutions specified on the reverse side hereof. This proxy is governed by Dutch law.

Please direct your proxy how he is to vote by placing an "x" in the appropriate box opposite the resolutions, which have all been proposed by the Company, specified on the reverse side hereof. This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no instructions are given on this Proxy Card, then the shares will be voted FOR Mr. Miller, Mr. Bolch, Mr. McVay and Ms. Williams and Chicago Bridge & Iron Company B.V. and FOR Items 4-13.

The Proxy Card must be signed by the person in whose name the relevant shares are registered on the books of the Transfer Agent and Registrar. In the case of a Corporation or Partnership, the Proxy Card must be executed by a duly authorized officer or attorney. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Complete, Sign, Date and Promptly Return this Proxy Card Using the Enclosed Envelope.
CHICAGO BRIDGE & IRON COMPANY N.V. P.O. BOX 11436 NEW YORK, N.Y. 10203-0436